Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 31, 2024

BY AND AMONG

SUMMIT MIDSTREAM CORPORATION,

SUMMIT SMC NEWCO, LLC,

Summit Midstream Partners, LP,

AND

SUMMIT MIDSTREAM GP, LLC

i

ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 31, 2024 (this “Agreement”), is by and among Summit Midstream Corporation, a Delaware corporation (the “Company”), Summit SMC NewCo, LLC, a Delaware limited liability company and a Subsidiary of the Company (“Merger Sub”), Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and Summit Midstream GP, LLC, a Delaware limited liability company, the general partner of the Partnership (the “Partnership GP”) and, at the Closing, a Subsidiary of the Company. The Company, Merger Sub, Partnership and Partnership GP are each referred to herein separately as a “Party” and collectively as the “Parties.”

WHEREAS, the GP Board has (i) determined that the Corporate Reorganization, including the Merger, is in the best interests of the Partnership and the Partnership’s Unitholders and declared it advisable to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the conversion of Partnership Interests pursuant to the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that the Corporate Reorganization is in the best interest of the Company and declared it advisable to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the issuance of Company Common Stock (as defined below);

WHEREAS, the sole member of Merger Sub has (i) determined that the Corporate Reorganization is in the best interests of Merger Sub and declared it advisable to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” of any Person means any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such particular Person; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, the Partnership, the Partnership GP and their Subsidiaries shall not be considered Affiliates of the Company, Merger Sub or any of its other Subsidiaries.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, in each case including the rules and regulations promulgated thereunder, and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Average Closing Price” means, as of any date, the average of the closing sale prices of a Common Unit as reported on NYSE for the five (5) consecutive full trading days (in which such Common Units are traded on NYSE) ending at the close of trading on the full trading day immediately preceding such date.

“Book-Entry Units” has the meaning specified in Section 3.01(e).

“Business Day” means a day except a Saturday, a Sunday or other day on which the Commission or banks in the City of New York are authorized or required by applicable Law to be closed.

“Bylaws Amendment” has the meaning specified in Section 2.06.

“Certificate” has the meaning specified in Section 3.01(e).

“Certificate of Merger” has the meaning specified in Section 2.03.

“Charter Amendment” has the meaning specified in Section 2.06.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” has the meaning set forth in the Partnership Agreement.

“Company” has the meaning specified in the introductory paragraph of this Agreement.

“Company Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company Material Adverse Effect” has the meaning specified in Section 5.01(a).

“Company Shares” means shares of Company Common Stock.

“Company Stockholders” means the holders of the outstanding Company Shares.

“Company Stock Issuance” means the issuance of the Unit Merger Consideration and Series A Merger Consideration.

“Contract” means any written contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation.

“Control” (including the correlative meanings of the terms “Controlling” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Reorganization” means, collectively, this Agreement and the transactions contemplated hereby.

“Credit Agreement” means that certain Loan and Security Agreement, dated as of November 21, 2021, by and among the Partnership, Summit Midstream Holdings, LLC (“Holdings”), the subsidiaries of Holdings party thereto, as subsidiary guarantors, and Bank of America, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“DLLCA” means the Delaware Limited Liability Company Act, as amended from time to time.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Effective Time” has the meaning specified in Section 2.03.

“Environmental Law” means any Law relating to (i) pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or workplace health or occupational safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning specified in Section 3.02(a).

“Exchange Fund” has the meaning specified in Section 3.02(b).

“GAAP” means generally accepted accounting principles in the United States.

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“GP Board” has the meaning specified in the introductory paragraph of this Agreement.

“GP Board Approval” has the meaning set forth in Section 7.01(a).

“Hazardous Substance” means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any applicable Environmental Law or are otherwise regulated by any Governmental Entity with jurisdiction over the environment, natural resources, or workplace health or occupational safety, including without limitation petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indemnified Person” mean any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of the Partnership or any of its Subsidiaries or the Partnership GP and also with respect to any such Person, in their capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Partnership) serving at the request of or on behalf of the Partnership or the Partnership GP or any of their respective Subsidiaries and together with such Person’s heirs, executors or administrators

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Liens” has the meaning specified in Section 4.01(c).

“Limited Partner” has the meaning set forth in the Partnership Agreement.

“Material Adverse Effect” means, when used with respect to a Person, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” shall not include (i) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (ii) any effect resulting from changes in general market, economic, financial, regulatory or political conditions or any outbreak of hostilities or war, terrorism, earthquakes, hurricanes, tornadoes, floods or other natural disasters, (iii) any effect that affects the Hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally (including changes in commodity prices or general market prices in the Hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally), and (iv) any effect resulting from a change in Laws or regulatory policies.

“Maximum Amount” has the meaning specified in Section 6.04(b).

“Member” has the meaning specified in the Partnership GP LLC Agreement.

“Merger” has the meaning specified in Section 2.01.

“Merger Consideration” has the meaning specified in Section 3.01(d).

“Merger Sub” has the meaning specified in the introductory paragraph of this Agreement.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement or similar formation or governing documents and instruments.

“Outside Date” means January 1, 2026.

“Partnership” has the meaning specified in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 28, 2020, as amended or supplemented from time to time.

“Partnership Board Recommendation” has the meaning specified in Section 6.01(b).

“Partnership GP” has the meaning specified in the introductory paragraph of this Agreement.

“Partnership GP LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Partnership GP, dated as of May 28, 2020, as amended or supplemented from time to time.

“Partnership Interests” has the meaning set forth in the Partnership Agreement.

“Partnership Long-Term Incentive Plans” means the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan, as amended and restated, and the Summit Midstream Partners, LP 2022 Long-Term Incentive Plan, as amended.

“Partnership Material Adverse Effect” has the meaning specified in Section 4.01(a).

“Partnership Proxy Statement” has the meaning specified in Section 4.04.

“Partnership SEC Documents” means all reports, schedules, forms, certifications, prospectuses and registration, proxy and other statements required to be filed or furnished by the Partnership with the Commission and publicly available prior to the date of this Agreement.

“Partnership Unitholder Approval” has the meaning specified in Section 7.01(a).

“Partnership Unitholder Meeting” has the meaning specified in Section 6.01(b).

“Party” and “Parties” have the meanings set forth in the introductory paragraph of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Phantom Unit” has the meaning specified in Section 3.03(a).

“Proceeding” shall mean any actual or threatened claim (including a claim of a violation of Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Registration Statement” means the registration statement on Form S-4 to be filed with the Commission by the Company in connection with the issuance of Company Shares in connection with the Merger, as amended or supplemented from time to time.

“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Restraints” has the meaning specified in Section 7.01(d).

“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell any partnership or other equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Merger Consideration” has the meaning specified in Section 3.01(d).

“Series A Preferred Stock” means the security of the Company that has substantially similar terms, including with respect to economics and structural protections, as the Series A Preferred Units, as described in the Partnership Agreement and for which the Certificate of Designation will deem all accumulated and unpaid Series A Distributions (as defined in the Partnership Agreement) Series A Unpaid Cash Dividends (as defined in the Certificate of Designation) per share of Series A Preferred Stock.

“Series A Preferred Units” has the meaning set forth in the Partnership Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of limited liability company, partnership or other similar ownership interests thereof with voting rights at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control, directly or indirectly, the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity.

“Surviving Entity” has the meaning specified in Section 2.01.

“Takeover Laws” has the meaning specified in Section 5.03(a).

“Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund or declaration of estimated Taxes (and including any amendments with respect thereto).

“Unit Merger Consideration” has the meaning specified in Section 3.01(a).

“Unitholders” means the holders of Common Units.

Article II
The Merger

Section 2.01 The Merger and Surviving Entity. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Partnership (the “Merger”), the separate limited liability company existence of Merger Sub will cease and the Partnership shall survive and continue to exist as a Delaware limited partnership (the Partnership as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

Section 2.02 Closing. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 609 Main Street, Suite 4700, Houston, Texas 77002 at 10:00 A.M., Houston, Texas time, on the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Partnership and the Company shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, Partnership GP and the Company, as applicable, will cause each of a certificate of merger, executed in accordance with the relevant provisions of the Partnership Agreement, the DRULPA and the DLLCA (the “Certificate of Merger”), and the Charter Amendment, executed in accordance with the relevant provisions of the DGCL, to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and the Company in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”). The Charter Amendment shall be filed with the Secretary of State of the State of Delaware prior to the filing of the Certificate of Merger and shall become effective at or prior to the Effective Time.

Section 2.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA.

Section 2.05 Organizational Documents of the Surviving Entity and Partnership GP. At the Effective Time, (a) the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with applicable Law, and (b) the Partnership Agreement as in effect immediately prior to the Effective Time shall remain unchanged and shall be the agreement of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with the terms thereof and applicable Law.

Section 2.06 Organizational Documents of the Company. The certificate of incorporation of the Company shall be amended as set forth in Exhibit A (the “Charter Amendment”), the bylaws of the Company shall be amended as set forth in Exhibit B (the “Bylaws Amendment”) and the Certificate of Designation of Series A Floating Rate Cumulative Redeemable Perpetual Preferred Stock of the Company shall be adopted as set forth in Exhibit C (the “Certificate of Designation”) prior to the Effective Time, and the certificate of incorporation of the Company, as amended by such Charter Amendment and such Certificate of Designation, shall be the certificate of incorporation of the Company, and the bylaws of the Company, as amended by such Bylaws Amendment, shall be the bylaws of the Company, until thereafter amended or changed as provided herein or by applicable Law, consistent with the obligations set forth in Section 6.04(a).

Section 2.07 Directors and Officers of the Company.

(a)     Directors. From and after the Effective Time, the Persons identified on Exhibit D to this Agreement as the directors of the Company shall be the directors of the Company. Such directors shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter Amendment and Bylaws Amendment.

(b      Officers. From and after the Effective Time, the Persons identified on Exhibit E to this Agreement as the officers of the Company shall be the officers of the Company, holding the positions set forth on Exhibit E. Such officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter Amendment and Bylaws Amendment.

Article III
Merger Consideration; Exchange Procedures

Section 3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, the Partnership, the Partnership GP or any holder of Company securities or Partnership Interests:

(a)     Conversion of Units. Subject to Section 3.01(c), Section 3.02(h) and Section 3.04, each Common Unit issued and outstanding as of immediately prior to the Effective Time shall be converted into the right to receive 1.000 Company Share (the “Unit Merger Consideration”), which Company Shares will be duly authorized and validly issued in accordance with applicable Laws, subject to adjustment in accordance with Section 3.04.

(b)     Equity of Merger Sub. The limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Units of the Surviving Entity equal to the number of Common Units converted into the right to receive the Unit Merger Consideration pursuant to Section 3.01(a), and the Company shall be admitted as a limited partner of the Partnership and hold such Common Units. At the Effective Time, the books and records of the Partnership shall be revised to reflect the conversion of all Common Units held by Persons other than the Partnership GP, the Company and any Subsidiaries of the Company, and the Partnership (as the Surviving Entity) shall continue without dissolution. For the avoidance of doubt, the Partnership GP shall continue to hold the General Partner Interest and shall continue as the general partner of the Partnership.

(c)     Treatment of Partnership Interests and Parent Equity. Notwithstanding anything to the contrary in this Agreement, at the Effective Time, all Partnership Interests that are owned immediately prior to the Effective Time by the Partnership or its Subsidiaries shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange for such canceled Partnership Interests. All Partnership Interests that are owned immediately prior to the Effective Time by the Partnership GP, the Company or any Subsidiaries of the Company shall remain outstanding as Partnership Interests in the Surviving Entity, unaffected by the Merger. All outstanding shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange for such cancelled shares of Company Common Stock.

(d)     Treatment of Series A Preferred Units. Pursuant to Section 5.12 of the Partnership Agreement, and subject to Section 3.02(h) and Section 3.04 hereof, each Series A Preferred Unit issued and outstanding as of immediately prior to the Effective Time shall be converted into the right to receive 1.000 shares of Series A Preferred Stock (the “Series A Merger Consideration” and together with the Unit Merger Consideration, the “Merger Consideration”), which shares will be duly authorized and validly issued in accordance with applicable Laws, subject to adjustment in accordance with Section 3.04. For the avoidance of doubt, the Series A Merger Consideration, shall constitute any and all consideration to be paid in respect of Series A Preferred Units, and any rights to accumulated and unpaid distributions on the Series A Preferred Units shall be discharged on the Closing Date.

(e)     Certificates. As of the Effective Time, all Partnership Interests converted into the right to receive the applicable Merger Consideration pursuant to Section 3.01(a) or Section 3.01(d) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such Partnership Interests (a “Certificate”) or non-certificated Partnership Interests represented in book-entry form immediately prior to the Effective Time (“Book-Entry Units”) shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 3.02(g) and cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 3.02(h), in each case to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with Section 3.02(c), without interest.

Section 3.02 Exchange of Certificates.

(a)     Exchange Agent. Prior to the Closing Date, the Company shall appoint an exchange agent reasonably acceptable to the Partnership (the “Exchange Agent”) for the purpose of exchanging Certificates and Book-Entry Units for the applicable Merger Consideration and paying any dividends or other distributions to which a holder of Partnership Interests is entitled pursuant to Section 3.02(g) and any cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 3.02(h). As promptly as practicable after the Effective Time, the Company will send, or will cause the Exchange Agent to send, to each holder of record of Partnership Interests as of the Effective Time whose Partnership Interests were converted into the right to receive the applicable Merger Consideration, a letter of transmittal (which shall specify that, with respect to certificated Partnership Interests, the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 3.02(i)) to the Exchange Agent) in such customary forms as the Partnership and the Company may reasonably agree, including, as applicable, instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof pursuant to Section 3.02(i)) and Book-Entry Units to the Exchange Agent in exchange for the applicable Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 3.02(h) and any dividends or distributions pursuant to Section 3.02(g).

(b)    Deposit. On or prior to the Closing Date, the Company shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of Partnership Interests whose Partnership Interests are converting into the right to receive the applicable Merger Consideration at the Effective Time, Company Shares and Series A Preferred Stock (which shares shall be uncertificated and registered in book-entry form), payable upon due surrender of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 3.02(i) with respect to certificated Partnership Interests) or Book-Entry Units pursuant to the provisions of this Article III. Following the Effective Time, the Company agrees to make available to the Exchange Agent, from time to time as needed, cash or other consideration as applicable sufficient to pay any dividends and other distributions pursuant to Section 3.02(g) and any Company Shares, Series A Preferred Stock or cash in lieu of any fractional shares payable pursuant to Section 3.02(h), in each case, that may be payable from time to time following the Effective Time. All Company Shares, Series A Preferred Stock and cash or other consideration payable in respect of any dividends or distributions pursuant to Section 3.02(g) deposited with the Exchange Agent or cash in lieu of any fractional shares as such holders have the right to receive pursuant to Section 3.02(h) shall be referred to in this Agreement as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions delivered by the Company at or prior to the Effective Time, deliver the applicable Merger Consideration contemplated to be issued or paid pursuant to this Article III out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than to pay such applicable Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 3.02(h) and any dividends and other distributions pursuant to Section 3.02(g).

(c)     Exchange. Each holder of Partnership Interests that have been converted into the right to receive the applicable Merger Consideration, upon delivery to the Exchange Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and surrender of a Certificate (or affidavit of loss in lieu thereof pursuant to Section 3.02(i) with respect to certificated Partnership Interests) or Book-Entry Units and such other documents as may reasonably be required by the Exchange Agent (including with respect to Book-Entry Units), will be entitled to receive in exchange therefor (i) the number of Company Shares representing, in the aggregate, the whole number of Company Shares that such holder has the right to receive in accordance with the provisions of this Article III, (ii) a check in the amount of cash in lieu of any fractional shares payable pursuant to Section 3.02(h) and (iii) such dividends or other distributions as such holder has the right to receive pursuant to Section 3.02(g). Any and all Company Shares delivered in accordance with this Section 3.02(c) shall be uncertificated and shall be registered in book-entry form. The Merger Consideration and such other amounts as reflected in the immediately preceding sentence shall be paid as promptly as practicable by mail after receipt by the Exchange Agent of the Certificate (or affidavit of loss in lieu thereof pursuant to Section 3.02(i) with respect to certificated Partnership Interests) or any applicable documentation with respect to the surrender of Book-Entry Units, and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates and Book-Entry Units. Until so surrendered, each such Certificate and Book-Entry Unit shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and such other amounts as contemplated by Section 3.02(g) and Section 3.02(h).

(d)    Other Payees. If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Unit or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e)     No Further Transfers. From and after the Effective Time, there shall be no further registration on the books of the Partnership of transfers of Partnership Interests converted into the right to receive the applicable Merger Consideration. From and after the Effective Time, the holders of Certificates or Book-Entry Units representing Partnership Interests s converted into the right to receive the applicable Merger Consideration which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Partnership Interests, except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Units are presented to the Exchange Agent or the Company, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(f)     Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Partnership Interests converted into the right to receive the Merger Consideration nine (9) months after the Effective Time shall be returned to the Company, upon demand, and any such holder who has not exchanged his, her or its Partnership Interests for the applicable Merger Consideration in accordance with this Section 3.02 prior to that time shall thereafter look only to the Company for delivery of the applicable Merger Consideration, the payment of cash in lieu of any fractional shares payable pursuant to Section 3.02(h) and the payment of any dividends and other distributions pursuant to Section 3.02(g) in respect of such holder’s Partnership Interests. Notwithstanding the foregoing, the Company, Merger Sub and the Partnership shall not be liable to any holder of Partnership Interests for any Merger Consideration duly delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration remaining unclaimed by holders of Partnership Interests immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

(g)    Dividends and Distributions. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificates or Book-Entry Units with respect to Company Shares represented thereby, unless and until the holder of such Certificate or Book-Entry Unit shall surrender such Certificate or Book-Entry Unit. Subject to the effect of escheat, Tax or other applicable Law, following surrender of any such Certificate, there shall be paid by the Company to the holder of Company Shares issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such Company Shares.

(h)    No Fractional Shares. No fractions of a Company Share or share of Series A Preferred Stock will be issued upon the surrender of Partnership Interests outstanding immediately prior to the Effective Time in accordance with Section 3.02(c). As of the date of this Agreement, no fractions of a Company Share or Series A Preferred Stock would be issued as Merger Consideration. In the event of any adjustment pursuant to Section 3.04 such that a fraction of a Company Share or share or Series A Preferred Stock would be issuable in accordance with Section 3.01(a) or Section 3.01(d), such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any Company Shares or Series A Preferred Stock and the Company will not issue fractions of a Company Share or Series A Preferred Stock upon the surrender of Partnership Interests outstanding immediately prior to the Effective Time, whether voluntary or mandatory, and instead, the Company shall round up to the nearest whole share the number of shares of Common Stock or Series A Preferred Stock to be delivered.

(i)     Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond, in such reasonable amount as the Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration to be paid in respect of the applicable Partnership Interests represented by such Certificate as contemplated by this Article III and pay cash in lieu of any fractional shares payable pursuant to Section 3.02(h) and any dividends and other distributions pursuant to Section 3.02(g).

(j)      Withholding Taxes. The Company, Merger Sub, the Surviving Entity and the Exchange Agent shall deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Code, the Treasury Regulations issued thereunder or under any provision of applicable state, local or foreign tax Law (and to the extent deduction and withholding is required, such deduction and withholding shall be taken in cash or Company Shares, as determined by the Company). To the extent amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the Partnership Interests in respect of whom such withholding was made. If withholding is taken in Company Shares, the Company and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

Section 3.03 Treatment of Phantom Units; Termination of Partnership Equity Plan.

(a)     As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the GP Board (or, if appropriate, any committee administering the Partnership Long-Term Incentive Plans) will adopt resolutions, and the Partnership will take all other actions as may be necessary or required in accordance with applicable Law and the applicable Partnership Long-Term Incentive Plan (including, the award agreements in respect of awards granted thereunder) to give effect to this Section 3.03 to provide that each phantom unit granted under the Partnership Long-Term Incentive Plans (each, a “Phantom Unit”) that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, (i) be canceled and converted into 1.000 restricted stock unit in respect of Company Shares and (ii) shall continue to be subject to the same terms and conditions applicable to such Phantom Unit as in effect immediately prior to the Effective Time (with such changes as are necessary or appropriate to give effect to consummation of the transactions contemplated by this Agreement) (the “Company RSUs”).

(b)    Prior to the Effective Time, the Partnership shall take all actions necessary to effectuate the provisions of this Section 3.03. The Partnership shall ensure that immediately following the Effective Time, no holder of Phantom Units shall have any rights thereunder under the Partnership Long-Term Incentive Plans to acquire, or other rights in respect of the equity of the Partnership.

(c)     As soon as practicable following the Effective Time, the Company shall file a Form S-8 registration statement with respect to the Company Shares subject to the Company RSUs and shall maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such Company RSUs remain outstanding and the offering with respect thereto is required to be registered.

Section 3.04 Adjustments. Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Partnership Interests or Company Shares shall have been changed into a different number of units or shares or a different class or series by reason of the occurrence or record date of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction, the Merger Consideration and any other similar dependent item, as the case may be, shall be appropriately adjusted to reflect fully the effect of such unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction and to provide the holders of Partnership Interests the same economic effect as contemplated by this Agreement prior to such event.

Section 3.05 No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Article IV
Representations and Warranties of the Partnership and the Partnership GP

The Partnership and, with respect to itself where provided for in this Article IV, the Partnership GP each represent and warrant to the Company as follows:

Section 4.01 Organization, Standing and Corporate Power.

(a)     Each of the Partnership, the Partnership GP and their respective Subsidiaries is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite limited liability company, corporate, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Partnership (“Partnership Material Adverse Effect”).

(b)    Each of the Partnership and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c)     All the outstanding limited liability company interests, partnership interests, shares of capital stock of, or other equity interests in, each material Subsidiary of the Partnership that are owned directly or indirectly by the Partnership have been duly authorized and validly issued in accordance with the Organizational Documents of each such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and, except as disclosed in the Partnership SEC Documents, are owned free and clear of any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind (including any restriction on the right to vote or transfer the same, except for such transfer restrictions as set forth in the Organizational Documents of such Subsidiary and for such transfer restrictions of general applicability as may be provided under the Securities Act, and the “blue sky” Laws of the various states of the United States) (collectively, “Liens”).

Section 4.02 Capitalization.

(a)     The authorized equity interests of the Partnership consist of Common Units, Series A Preferred Units and the General Partner Interest. As of May 29, 2024, the issued and outstanding limited partner interests and general partner interests of the Partnership consisted of (i) 10,648,685 Common Units, (ii) 65,508 shares of Series A Preferred Units and (iii) the General Partner Interest, and there were 690,111 Phantom Units pursuant to the Partnership Long-Term Incentive Plans outstanding. The Partnership GP is the sole general partner of the Partnership and owns all of the General Partner Interest. All outstanding equity interests of the Partnership are, and all Common Units issuable pursuant to the Phantom Units, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of preemptive rights (except as set forth in the Partnership Agreement).

(b)    As of May 29, 2024, except as set forth above in this Section 4.02 or as set forth in the Partnership’s equity plans or grant documents issued thereunder or the Partnership Agreement, (i) there are no equity securities of the Partnership issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Partnership or any of its Subsidiaries to issue, transfer or sell any partnership or other equity interest of the Partnership or such Subsidiary or any securities convertible into or exchangeable for such partnership interests or equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (iii) there are no contractual obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in the Partnership or any of its Subsidiaries or any such securities or agreements listed in clause (ii) of this sentence.

(c)     Neither the Partnership nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of Common Units on any matter.

(d)    Except as disclosed in the Partnership SEC Documents, there are no voting trusts or other agreements or understandings to which the Partnership or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Partnership or any of its Subsidiaries.

Section 4.03 Authority; Noncontravention; Voting Requirements.

(a)     Each of the Partnership and the Partnership GP has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the Partnership Unitholder Approval in the case of the Partnership. The execution, delivery and performance by each of the Partnership and the Partnership GP of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by the GP Board and the Members and, except for obtaining the Partnership Unitholder Approval and GP Board Approval, no other entity action on the part of the Partnership and the Partnership GP is necessary to authorize the execution, delivery and performance by the Partnership and the Partnership GP of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Partnership and the Partnership GP and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of the Partnership and the Partnership GP, enforceable against them in accordance with its terms.

(b)    Neither the execution and delivery of this Agreement by the Partnership or the Partnership GP nor the consummation by the Partnership and the Partnership GP of the transactions contemplated by this Agreement, nor compliance by the Partnership and the Partnership GP with any of the terms or provisions of this Agreement, will (i) assuming the Partnership Unitholder Approval and GP Board Approval is obtained, conflict with or violate any provision of the Partnership Agreement or any of the Organizational Documents of the Partnership’s material Subsidiaries, (ii) assuming the authorizations, consents and approvals referred to in Section 4.04, the Partnership Unitholder Approval and the GP Board Approval are obtained and the filings referred to in Section 4.04 are made, (x) violate any applicable Law, judgment, writ or injunction of any Governmental Entity applicable to the Partnership or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or result in the creation of any Lien upon any of the respective properties or assets of, the Partnership or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract, to which the Partnership or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of the Partnership or any of its Subsidiaries, except, in the case of clause (ii), such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c)     The GP Board approval and the Partnership Unitholder Approval are the only votes or approvals of the holders of any class or series of Partnership Interests that is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

(d)     The GP Board, at a meeting duly called and held, has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership and the Unitholders, (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and (iii) resolved to submit this Agreement to a vote of the Unitholders and recommend approval of this Agreement by the Unitholders.

Section 4.04 Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act and the Securities Act, including the filing of a proxy statement with the Commission in connection with the Merger (the “Partnership Proxy Statement”), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) filings required under, and compliance with other applicable requirements of, applicable Antitrust Laws or (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE or any other National Securities Exchange, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (ii) result in a Partnership Material Adverse Effect.

Section 4.05 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, neither the Partnership nor any other Person makes or has made any express or implied representation or warranty with respect to the Partnership or with respect to any other information provided to the Company or Merger Sub in connection with the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither the Partnership nor any other Person will have or be subject to any liability or other obligation to the Company, Merger Sub or any other Person resulting from the distribution to the Company or Merger Sub (including their respective Representatives), or the Company’s or Merger Sub’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Company or Merger Sub in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article IV.

Article V
Representations and Warranties of the Company and Merger Sub

The Company represents and warrants to the Partnership as follows:

Section 5.01 Organization, Standing and Corporate Power.

(a)     Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (“Company Material Adverse Effect”).

(b)    Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)     All the outstanding partnership interests, limited liability company interests, shares of capital stock of, or other equity interests in, each material Subsidiary of the Company that are owned directly or indirectly by the Company have been duly authorized and validly issued in accordance with the Organizational Documents of such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all Liens.

Section 5.02 Capitalization.

(a)     As of the date of this Agreement and immediately prior to the Effective Time, the Company has and will have (i) 1,000 outstanding shares of Company Common Stock, which shares are and will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) no shares of Series A Preferred Stock outstanding.

(b)    As of the date of this Agreement, except as set forth above in this Section 5.02 and set forth in the Company’s equity plans or grant documents issued thereunder, (i) there are no partnership interests, limited liability company interests or other equity securities of the Company issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Company to issue, transfer or sell any equity interest of the Company or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (iii) there are no contractual obligations of the Company to repurchase, redeem or otherwise acquire any other equity interest in the Company or any such securities or agreements listed in clause (ii) of this sentence.

(c)     Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with Company Stockholders on any matter.

(d)    There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Company.

(e)     When issued pursuant to the terms of this Agreement, all Company Shares constituting any part of the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(f)     All of the issued and outstanding limited liability company interests of Merger Sub are beneficially owned by the Company. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.03 Authority; Noncontravention; Voting Requirements.

(a)     Each of the Company and Merger Sub has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company and Merger Sub of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Merger Sub and the Company, as its sole member, and by the Company Board, and no other entity action on the part of the Company and Merger Sub is necessary to authorize the execution, delivery and performance by the Company and Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto constitutes a legal, valid and binding obligation of each of the Company and Merger Sub, enforceable against each of them in accordance with its terms. The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “fair price”, “control share” or similar Law applicable to the Company or any of its Subsidiaries (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 203 of the DGCL) under Section 203 of the DGCL) (“Takeover Laws”) do not, and will not, apply to this Agreement and the consummation of the transactions contemplated this Agreement, including the Merger and the Company Stock Issuance.

(b)    Neither the execution and delivery of this Agreement by the Company and Merger Sub, nor the consummation by the Company and Merger Sub of the transactions contemplated by this Agreement, nor compliance by the Company and Merger Sub with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the Organizational Documents of the Company or any of the Company’s material Subsidiaries, (ii) assuming the authorizations, consents and approvals referred to in Section 5.04 are obtained and the filings referred to in Section 5.04 are made, (A) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of the Company or any of its Subsidiaries, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)     The Company Board, at a meeting duly called and held, has (i) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Company Stock Issuance.

Section 5.04 Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act and the Securities Act, including the filing of the Registration Statement with the Commission, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) filings required under, and compliance with other applicable requirements of, applicable Antitrust Laws or (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE or any other National Securities Exchange, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution, delivery and performance of this Agreement by the Company and Merger Sub and the consummation by the Company and Merger Sub of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (ii) result in a Company Material Adverse Effect.

Section 5.05 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article V, neither the Company nor any other Person makes or has made any express or implied representation or warranty with respect to the Company and Merger Sub or with respect to any other information provided to the Partnership in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to the Partnership or the Partnership GP or any other Person resulting from the distribution to the Partnership (including their Representatives), or the Partnership’s or the Partnership GP’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Partnership and the Partnership GP in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article V.

Article VI
Additional Covenants and Agreements

Section 6.01 Preparation of the Registration Statement and the Partnership Proxy Statement; Partnership Unitholder Meeting.

(a)     As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the Commission the Registration Statement, in which the Partnership Proxy Statement will be included as a prospectus, and, upon effectiveness of the Registration Statement, the Partnership shall prepare and file with the Commission the Partnership Proxy Statement. The Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. The Partnership shall use its reasonable best efforts to cause the Partnership Proxy Statement to be mailed to the Unitholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, including by incorporation by reference, the Registration Statement or the Partnership Proxy Statement will be made by any Party without providing the other Party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or the Company, or any of their respective Affiliates, directors or officers, is discovered by the Partnership or the Company that should be set forth in an amendment or supplement to either the Registration Statement or the Partnership Proxy Statement, so that any such document would not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and, to the extent required by applicable Law, disseminated to the Unitholders.

(b)    The Partnership shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Unitholders (the “Partnership Unitholder Meeting”) for the purpose of obtaining the Partnership Unitholder Approval. The Partnership shall, through the GP Board, recommend to the Unitholders approval of this Agreement (the “Partnership Board Recommendation”) unless the GP Board has concluded that recommending to the Unitholders approval of this Agreement would be inconsistent with its duties to the holders of Common Units under applicable Law, and the Partnership shall, through the GP Board, use reasonable best efforts to obtain from the Unitholders the Partnership Unitholder Approval. The Partnership Proxy Statement shall include the Partnership Board Recommendation. Without limiting the generality of the foregoing, the Partnership’s obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the withdrawal or modification of the Partnership Board Recommendation or the GP Board’s approval of this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Partnership may postpone or adjourn the Partnership Unitholder Meeting (A) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (B) for the absence of quorum, and (C) to the extent reasonably necessary to ensure that any supplement or amendment to the Partnership Proxy Statement that the GP Board has determined after consultation with outside legal counsel is necessary under applicable Law is provided to the Unitholders within the minimum amount of time reasonably practicable prior to the Partnership Unitholder Meeting.

(c)     Unless this Agreement is validly terminated in accordance with Article VIII, the Partnership shall submit this Agreement to the Unitholders for approval at the Partnership Unitholder Meeting.

Section 6.02 Reasonable Best Efforts.

(a)     Subject to the terms and conditions of this Agreement, the Company, on the one hand, and each of the Partnership and the Partnership GP, on the other hand, shall cooperate with the other and use and shall cause each of their respective Subsidiaries to use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date), including, for the avoidance of doubt, in the case of the Company until the Effective Time or the termination of this Agreement, voting or causing to be voted all Common Units beneficially owned by the Company in favor of the Merger at the Partnership Unitholder Meeting, and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (iii) defend any Proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

(b)    In furtherance and not in limitation of the foregoing, each Party hereto (including by their respective Subsidiaries) agrees to make an appropriate filing (if required by applicable Law) of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and in any event within fifteen (15) Business Days after the date of this Agreement (unless a later date is mutually agreed to by the Parties hereto) and to supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to the HSR Act or any other applicable Antitrust Law and use its reasonable best efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 6.02 necessary to cause the expiration or termination of any applicable waiting periods under the HSR Act as promptly as practicable (and in any event no later than the Outside Date).

Section 6.03 Access to Information. Upon reasonable advance notice and subject to applicable Laws relating to the exchange of information, each Party shall, and shall cause each of its Subsidiaries to afford to the other Party and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and its Subsidiaries’ properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives.

Section 6.04 Indemnification and Insurance.

(a)     From and after the Effective Time, solely to the extent that the Partnership or the Partnership GP or any applicable Subsidiary thereof would be permitted to indemnify an Indemnified Person immediately prior to the Effective Time, the Company and the Surviving Entity jointly and severally agree to (i) indemnify and hold harmless against any cost or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any actual or threatened Proceeding, and provide advancement of expenses with respect to each of the foregoing to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Partnership and the Partnership GP immediately prior to the Effective Time and ensure that the Organizational Documents of the Partnership and the Partnership GP or any of their respective successors or assigns, if applicable, shall, for a period of six (6) years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Partnership and the Partnership GP than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 6.04(a) shall not be amended, repealed, terminated or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein, and shall be enforceable by such Indemnified Person and their respective heirs and representatives against the Company and the Partnership GP and their respective successors and assigns.

(b)    The Company shall maintain in effect for six (6) years from the Effective Time directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided that the Company may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall the Company be required to expend pursuant to this Section 6.04(b) more than an amount per year equal to 300% of current annual premiums paid by the Partnership for such insurance (the “Maximum Amount”). In the event that, but for the proviso to the immediately preceding sentence, the Company would be required to expend more than the Maximum Amount, the Company shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If the Company in its sole discretion elects, then, in lieu of the obligations of the Company under this Section 6.04(b), the Company may (but shall be under no obligation to), prior to the Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such.

(c)     The rights of any Indemnified Person under this Section 6.04 shall be in addition to any other rights such Indemnified Person may have under the Organizational Documents of the Partnership and the Partnership GP, any indemnification agreements, or the DLLCA and DRULPA. The provisions of this Section 6.04 shall survive the consummation of the transactions contemplated by this Agreement for a period of six (6) years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 6.04 are asserted or made within such six (6)-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. If the Company and/or the Partnership GP, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of the Company and/or the Partnership GP shall assume the obligations of the Company and the Partnership GP set forth in this Section 6.04.

Section 6.05 Fees and Expenses. Except as otherwise provided in Section 3.02(d) or Section 8.02, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Partnership.

Section 6.06 Section 16 Matters. Prior to the Effective Time, the Company and the Partnership shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Partnership Interests (including derivative securities with respect to Partnership Interests) or acquisitions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.07 Listing. The Company shall cause the Company Common Stock to be issued pursuant to and in accordance with this Agreement to be approved for listing (subject, if applicable, to notice of issuance) for trading on a National Securities Exchange prior to the Closing.

Section 6.08 Dividends and Distributions. After the date of this Agreement until the Effective Time, neither the Partnership nor the Company shall declare any dividend or distribution in respect of any Company Common Stock or Partnership Interests.

Section 6.09 Performance by Partnership GP. The Partnership GP shall cause the Partnership and its Subsidiaries to comply with the provisions of this Agreement.

Section 6.10 Tax Treatment. For United States federal income tax purposes (and for purposes of any applicable state, local or foreign income tax Laws that follows the United States federal income tax treatment), the Parties agree to treat the Merger as a contribution by the Unitholders of all of the Common Units and Series A Preferred Units to the Company for the Merger Consideration in an exchange described in Section 351 of the Code for all Unitholders, including, for the avoidance of doubt, all Unitholders that beneficially own any Series A Preferred Units. The Parties will prepare and file all Tax Returns consistent with the foregoing and will not take any inconsistent position on any Tax Return, or during the course of any Proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Entity.

Section 6.11 Takeover Statutes. If any Takeover Law shall become applicable to this Agreement, the Merger, the Company Stock Issuance or the other transactions contemplated hereby or related thereto, each of (i) the Partnership, the Partnership GP and the GP Board and (ii) the Company and the Company Board shall grant such approvals and shall use reasonable best efforts to take such actions so that the transactions contemplated hereby, including the Merger and the Company Stock Issuance, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use reasonable best efforts to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby, including the Merger and the Company Stock Issuance.

Article VII
Conditions Precedent

Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)     Partnership Unitholder Approval. The affirmative vote or consent of the holders of a majority of the outstanding Common Units in favor of the approval of this Agreement (the “Partnership Unitholder Approval”) shall have been obtained in accordance with applicable Law and the Organizational Documents of the Partnership.

(b)    GP Board Approval. The affirmative vote of consent of a majority of the GP Board in favor of the approval of this Agreement (the “GP Board Approval”) shall have been obtained in accordance with applicable Law and the Organizational Documents of the GP.

(c)     Regulatory Approval. Any waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

(d)    No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

(e)     Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

(f)     Stock Exchange Listing. The Company Common Stock deliverable to the Limited Partners as contemplated by this Agreement shall have been approved for listing on a National Securities Exchange, subject to official notice of issuance.

(g)    Supplemental Indentures. The Company, along with any applicable guarantor, trustee and collateral agent, shall have entered into all supplemental indentures required pursuant to the terms of indentures governing debt securities of the Partnership or its Subsidiaries in connection with the Corporate Reorganization and all conditions precedent necessary for their effectiveness, other than any conditions related to the transactions contemplated by this Agreement, shall have been satisfied or waived.

(h)    Credit Agreement. The Company shall have executed and delivered a joinder to the Credit Agreement and executed and delivered such other documents as are reasonably requested by the Partnership, and taken such actions necessary or reasonably advisable as determined by the Partnership, to guarantee the Obligations (as defined in the Credit Agreement).

Section 7.02 Conditions to Obligations of the Company and Merger Sub to Effect the Merger. The obligations of the Company and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)     Representations and Warranties. (i) The representations and warranties of the Partnership and the Partnership GP contained in Section 4.03(a) and Section 4.03(c) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Partnership and the Partnership GP contained in Section 4.02(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the Partnership and the Partnership GP set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Partnership Material Adverse Effect” set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. The Company shall have received a certificate signed on behalf of the Partnership and the Partnership GP by an executive officer of the Partnership GP to such effect.

(b)    Performance of Obligations of the Partnership and Partnership GP. The Partnership and the Partnership GP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of the Partnership and the Partnership GP by an executive officer of the Partnership GP to such effect.

Section 7.03 Conditions to Obligation of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)     Representations and Warranties. (i) The representations and warranties of the Company contained in Section 5.03(a) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Company contained in Section 5.02(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Partnership shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(b)    Performance of Obligations of the Company and Merger Sub. Each of the Company and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Partnership shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

Section 7.04 Frustration of Closing Conditions.

(a)     Neither the Partnership nor the Partnership GP may rely on the failure of any condition set forth in Section 7.01, Section 7.02 or Section 7.03, as the case may be, to be satisfied if such failure was due to the failure of either such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing.

(b)    Neither the Company nor Merger Sub may rely on the failure of any condition set forth in Section 7.01, Section 7.02 or Section 7.03, as the case may be, to be satisfied if such failure was due to the failure of either such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing.

Article VIII
Termination

Section 8.01 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Effective Time:

(a)     by the mutual written consent of the Partnership and the Company duly authorized by the Company Board and the GP Board.

(b)    by either of the Partnership or the Company:

(i)     if the Closing shall not have been consummated on or before the Outside Date;

(ii)    if any Restraint having the effect set forth in Section 7.01(d) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to the Partnership or the Company if such Restraint was due to the failure of, in the case of the Partnership, the Partnership or the Partnership GP and in the case of the Company, the Company or Merger Sub, to perform any of its obligations under this Agreement; or

(iii)   if the Partnership Unitholder Meeting and any postponements or adjournments thereof shall have concluded and the Partnership Unitholder Approval shall not have been obtained.

(c)     by the Company, if the Partnership or the Partnership GP shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Partnership or the Partnership GP set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b) and (B) is incapable of being cured, or is not cured, by the Partnership or the Partnership GP within thirty (30) days following receipt of written notice from the Company of such breach or failure; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if the Company or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(d)    by the Partnership,

(i)     if the GP Board, prior to the Partnership Unitholder Meeting, shall have concluded that recommending to the Unitholders approval of this Agreement would be inconsistent with its duties to the holders of Common Units under applicable Law; or

(ii)    if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) and (B) is incapable of being cured, or is not cured, by the Company within thirty (30) days following receipt of written notice from the Partnership of such breach or failure; provided, however, that the Partnership shall not have the right to terminate this Agreement pursuant to this Section 8.01(d)(ii) if the Partnership or the Partnership GP is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.01, written notice thereof shall be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in the last sentence of Section 6.03, the provisions in Section 6.05, Section 8.02 and Article IX, all of which shall survive termination of this Agreement), and, except as otherwise provided in this Section 8.02, there shall be no liability on the part of any of the Company, Merger Sub or the Partnership and the Partnership GP or their respective directors, officers and Affiliates; provided, however, that no such termination shall relieve any Party hereto from (a) any liability for any failure to consummate the Merger and the other transactions contemplated by this Agreement when required pursuant to this Agreement or (b) any liability for fraud.

Article IX
Miscellaneous

Section 9.01 Survival. The representations, warranties and agreements in this Agreement (including, for the avoidance of doubt, any schedule, instrument or other document delivered pursuant to this Agreement) shall terminate at the Effective Time or, except as otherwise provided in Section 8.02, upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Article I, Article II, Article III and the last sentence of Section 6.03, Section 6.05 and Section 6.07 and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time.

Section 9.02 Interpretation. The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to Exhibits, Appendices, Articles, Sections, subsections, clauses and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, clause or other subdivision unless expressly so limited. The words “this Article,” “this Section,” “this subsection,” “this clause,” and words of similar import, refer only to the Article, Section, subsection and clause hereof in which such words occur. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to the lawful currency of the United States of America. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this Agreement. Unless expressly provided to the contrary, the word “or” is not exclusive. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Appendices and Exhibits referred to herein are attached to and by this reference incorporated herein for all purposes. Reference herein to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “day” or “days” shall mean calendar day, unless denoted as a Business Day. The words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation. When used in this Agreement, the word “either” shall be deemed to mean “one or the other”, not “both”. Unless otherwise noted, references herein to a “party” are references to the applicable Party to this Agreement.

Section 9.03 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Partnership Unitholder Approval and the GP Board Approval, by written agreement of the Parties hereto, by action taken or authorized by the Company Board and the GP Board; provided, however, that following receipt of the Partnership Unitholder Approval and the GP Board Approval, there shall be no amendment or change to the provisions of this Agreement which by applicable Law or stock exchange rule would require further approval by the Unitholders, without such approval. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval or consent of the Partnership or Partnership GP is required pursuant to this Agreement, such determination, decision, approval or consent must be authorized by the GP Board.

Section 9.04 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party hereto, (b) extend the time for the performance of any of the obligations or acts of any other Party hereto, (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions or (d) make or grant any consent under this Agreement. Notwithstanding the foregoing, no failure or delay by the Partnership, the Partnership GP, the Company or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 9.05 Communications. All notices and other communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

If to the Company or Merger Sub, to:

Summit Midstream Corporation

910 Louisiana Street, Suite 4200

Houston, TX 77002

Attention:	James D. Johnston

Email:	james.johnston@summitmidstream.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:	Julian J. Seiguer, P.C.

Anthony L. Sanderson

Email:	julian.seiguer@kirkland.com

anthony.sanderson@kirkland.com

If to the Partnership or the Partnership GP, to:

Summit Midstream GP, LLC

910 Louisiana Street, Suite 4200

Houston, TX 77002

Attention:	James D. Johnston

Email:	james.johnston@summitmidstream.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:	Julian J. Seiguer, P.C.

Anthony L. Sanderson

Email:	julian.seiguer@kirkland.com

anthony.sanderson@kirkland.com

or to such other address as the Parties hereto may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 9.06 Entire Understanding; No Third-Party Beneficiaries. This Agreement and any certificates delivered by any Party pursuant to this Agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the Parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), the provisions of Section 6.04 and Section 9.12 and the right of the holders of Partnership Interests to receive the applicable Merger Consideration after the Closing (a claim by the holders of Partnership Interests with respect to which may not be made unless and until the Closing shall have occurred). Notwithstanding anything to the contrary in this Agreement, Section 9.07 and Section 9.12 shall be for the benefit of, and enforceable by, any financing sources or lender providing financing in connection with the Merger.

Section 9.07 Governing Law; Submission to Jurisdiction.

(a)     This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

(b)    Each of the Parties agrees (i) that this Agreement involves at least $100,000.00, and (ii) that this Agreement has been entered into by the Parties hereto in express reliance upon 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (i) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(1) to the extent such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Party or Parties hereto of the name and address of such agent, and (2) that service of process may, to the fullest extent permitted by law, also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (ii)(1) or (2) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such Party personally within the State of Delaware. Any action against any Party relating to the foregoing shall be brought in the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over any action, to the exclusive jurisdiction of the Superior Court of the State of Delaware (Complex Commercial Division) or, if the subject matter jurisdiction over the action is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) and any appellate courts of any thereof. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.08 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 9.10 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other Party, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any Subsidiary of the Company, but no such assignment shall relieve the Company or Merger Sub of any of its obligations hereunder, and any such purported assignment in violation of this Section 9.10 shall be void ab initio.

Section 9.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but, if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

Section 9.12 No-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties to this Agreement (and their respective successors and assigns) shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, (a) any former, current or future director, officer, agent, Affiliate, manager, advisor, subadvisor, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), (b) any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or (c) any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, advisor, subadvisor, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, or in each case, any financing sources of any of the foregoing, but in each case not including the Parties to this Agreement (and their respective successors and assigns), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such Party against such persons and entities, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, or in connection or contemplation hereof, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation; provided, however, that nothing in this Section 9.12 shall limit any liability of the Parties to this Agreement for breaches of the terms and conditions of this Agreement.

Section 9.13 Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.13 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

SUMMIT MIDSTREAM CORPORATION

By:	/s/ J. Heath Deneke
Name:	J. Heath Deneke
Title:	President and Chief Executive Officer

MERGER SUB:

SUMMIT MERGER SUB LLC

By:	Summit Midstream Corporation, its sole member

By:	/s/ J. Heath Deneke
Name:	J. Heath Deneke
Title:	President and Chief Executive Officer

PARTNERSHIP:

SUMMIT MIDSTREAM PARTNERS, LP

By:	Summit Midstream GP, LLC, its general partner

By:	/s/ J. Heath Deneke
Name:	J. Heath Deneke
Title:	President and Chief Executive Officer

PARTNERSHIP GP:

SUMMIT MIDSTREAM GP, LLC

By:	/s/ J. Heath Deneke
Name:	J. Heath Deneke
Title:	President and Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

EXHIBIT A

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF THE COMPANY

[See attached.]

[Exhibit A to the Agreement and Plan of Merger]

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUMMIT MIDSTREAM CORPORATION

The original Certificate of Incorporation of Summit Midstream Corporation was filed with the Secretary of State of the State of Delaware on May 14, 2024 under the name “Summit Midstream Corporation” (the “Original Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation (as amended, this “Amended and Restated Certificate of Incorporation”) has been duly adopted by the Board of Directors (the “Board”) of Summit Midstream Corporation (the “Corporation”) and the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”). This Amended and Restated Certificate of Incorporation of the Corporation shall become effective upon filing with the Secretary of State of the State of Delaware. The text of the Original Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

Article I

Section 1.1       Name. The name of the Corporation is Summit Midstream Corporation.

Article II

Section 2.1       Address. The registered office of the Corporation in the State of Delaware is 108 Lakeland Ave, Dover, Delaware 19901 Kent County; and the name of the Corporation’s registered agent at such address is Capitol Services, Inc.

Article III

Section 3.1       Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

Article IV

Section 4.1       Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 72,500,000 shares, consisting of (i) 500,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), (ii) 42,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (iii) 30,000,000 shares of common stock, par value $0.01 per share (the “Blank Check Common Stock”). The number of authorized shares of any of the Common Stock, Blank Check Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate class vote of the holders of Common Stock, Blank Check Common Stock or Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), unless a vote of any such holders is required pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock or any series of Blank Check Common Stock).

Section 4.2       Preferred Stock.

(A)        The Board is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B)        Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

Section 4.3       Common Stock.

(A)        Voting Rights.

(1)      Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(2)      Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock or any series of Blank Check Common Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or one or more outstanding series of Blank Check Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock or any series of Blank Check Common Stock) or pursuant to the DGCL. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock or one or more series of Blank Check Common Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of such other series of Preferred Stock or such other series of Blank Check Common Stock) on all matters submitted to a vote of the stockholders generally.

(B)        Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, any outstanding series of Blank Check Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property of the Corporation or shares of the Corporation’s capital stock, such dividends and other distributions may be declared and paid ratably on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(C)        Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of Preferred Stock, Blank Check Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock as to distributions upon dissolution or liquidation or winding up, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

Section 4.4       Blank Check Common Stock.

(A)        The Board is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Blank Check Common Stock, for one or more series of Blank Check Common Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, privileges and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, privileges and relative, participating, optional and other special rights of each series of Blank Check Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B)        Except as otherwise required by law, holders of a series of Blank Check Common Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Blank Check Common Stock).

Article V

Section 5.1       Amendment of Certificate of Incorporation. The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the DGCL.

Section 5.2       Amendment of Bylaws. The Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. Stockholders shall also have the power to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without any requirement to obtain separate Board approval; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock or any series of Blank Check Common Stock), by the Bylaws or by applicable law, the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

Article VI

Section 6.1       Board of Directors.

(A)        Except as provided in this Amended and Restated Certificate of Incorporation and the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock or any series of Blank Check Common Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock or any series of Blank Check Common Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board. The directors (other than those directors elected by the holders of any series of Preferred Stock or any series of Blank Check Common Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date that this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Filing Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Filing Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Filing Date. Commencing with the first annual meeting of stockholders following the Filing Date, the directors of the class to be elected at each annual meeting shall be elected for a three-year term. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office. The Board is authorized to assign members of the Board already in office to their respective class.

(B)        Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding or any one or more series of Blank Check Common Stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(C)        Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock or any series of Blank Check Common Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time only for cause and only by the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

(D)        During any period when the holders of any series of Preferred Stock or any series of Blank Check Common Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock or Blank Check Common Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock or any series of Blank Check Common Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, the person or persons serving as such additional directors shall automatically cease to be qualified to serve as a director and shall automatically cease to be a director and the total authorized number of directors of the Corporation shall be reduced accordingly.

(E)        Elections of directors need not be by written ballot unless the Bylaws shall so provide.

Article VII

Section 7.1       Limitation on Liability of Directors and Officers.

(A)        To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors, no person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, as applicable; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Section 7.1 or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Section 7.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(B)        To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of officers, no person who is or was an officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer; provided that this provision shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit or (iv) for any action by or in the right of the Corporation. Any repeal or amendment of this Section 7.1 by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Section 7.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of officers) and shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(C)        The Corporation shall indemnify to the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or any predecessor of the Corporation, or, while serving as a director or officer of the Corporation, serves or served at another corporation, partnership, joint venture, trust or other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. The rights to indemnification provided herein shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification hereunder and shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Any amendment, repeal, or modification of this Section 7.1 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Article VIII

Section 8.1       Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock or Blank Check Common Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided herein (including in a certificate of designation relating to such series of Preferred Stock or such series of Blank Check Common Stock).

Section 8.2       Special Meetings of the Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or any series of Blank Check Common Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board, the Chair of the Board or the Chief Executive Officer.

Section 8.3       Annual Meetings of the Stockholders. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof; provided, that the Board may in its sole discretion determine that any such meeting shall, in addition to or instead of a physical location, be held by means of remote communication (including virtually).

Article IX

Section 9.1       DGCL Section 203. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

Section 9.2       Severability. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 9.3       Forum.

(A)        Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) by, or other wrongdoing by, any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation arising out of or relating to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) any action to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws, (v) any action asserting a claim against the Corporation or any current or former director, officer, employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL or (vii) any action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware. For the avoidance of doubt, this Section 9.03(A) shall not apply to any action or proceeding asserting a claim under the Securities Act of 1933, as amended (the “Securities Act”).

(B)        Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director, officer, employee or agent of the Corporation.

(C)        To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this Section 9.3.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by J. Heath Deneke, its President and Chief Executive Officer, this [●] day of [●], 202[4].

SUMMIT MIDSTREAM CORPORATION

By:
Name:	J. Heath Deneke
Title:	President and Chief Executive Officer

[Exhibit A to the Agreement and Plan of Merger]

EXHIBIT B

FORM OF AMENDED AND RESTATED BYLAWS OF THE COMPANY

[See attached.]

[Exhibit B to the Agreement and Plan of Merger]

AMENDED AND RESTATED

BYLAWS

OF

SUMMIT MIDSTREAM CORPORATION

Article I
OFFICES

Section 1.01     Registered Office; Other Offices. The registered office and registered agent of Summit Midstream Corporation (the “Corporation”) in the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors of the Corporation (the “Board”) may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

Article II
MEETINGS OF STOCKHOLDERS

Section 2.01     Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board shall determine and state in the notice of meeting. The Board may, in its sole discretion, determine that annual meetings of stockholders shall be held in whole or in part by means of remote communication (including virtually) as described in Section 2.10 in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.02     Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board or the Chair of the Board or the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) shall determine and state in the notice of such meeting. The Board may, in its sole discretion, determine that special meetings of the stockholders shall be held in whole or in part by means of remote communication (including virtually) as described in Section 2.10 of these Amended and Restated Bylaws (these “Bylaws”) and in accordance with Section 211(a)(2) of the DGCL. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board, the Chair of the Board or the Chief Executive Officer.

Section 2.03     Notice of Stockholder Business and Nominations.

(A)      Annual Meetings of Stockholders.

(1)         Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (b) otherwise properly brought before the meeting by or at the direction of the Board or any duly authorized committee of the Board; or (c) otherwise properly brought before the meeting by any stockholder of record of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation, at the time of the record date of the annual meeting and at the time of the annual meeting; clause (c) of this paragraph (A)(1) of this Section 2.03 shall be the exclusive means for a stockholder to make nominations or submit other business before an annual meeting of stockholders (other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(2)         For nominations or other business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (c) of paragraph (A)(1) of this Section 2.03, the stockholder of record giving the notice (the “Noticing Stockholder”) must have delivered timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business other than nominations of persons for election to the Board must constitute a proper matter for stockholder action or must be otherwise appropriate for stockholder action under the DGCL. To be timely, the Noticing Stockholder’s notice must be delivered to the Secretary of the Corporation not later than the close of business on the ninetieth (90th) day, or earlier than the one hundred-twentieth (120th) day, prior to the first (1st) anniversary of the date of the Corporation’s proxy statement released to stockholders for the preceding year’s annual meeting (which date of release shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) are first publicly traded, be deemed to have occurred on April 9, 2024); provided, however, that if the date of the meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days from such anniversary date, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred-twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which the public announcement (as defined below) of the date of such meeting is first made by the Corporation. An adjournment, recess, rescheduling or postponement of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. Notwithstanding anything in this paragraph (A)(2) of this Section 2.03 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least ten (10) days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with the second sentence of this paragraph (A)(2) of this Section 2.03, a Noticing Stockholder’s notice required by this Section 2.03(A) shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary not later than the close of business on the tenth (10th) day following the day on which a public announcement of such increase in the number of directors to be elected is first made by the Corporation.

(3)         To be in proper written form, such Noticing Stockholder’s notice delivered to the Secretary pursuant to this Section 2.03(A) shall set forth:

(a)         as to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director:

(i)     the name, age and address (business and residential) of such person,

(ii)    a biography and statement of such person’s qualifications, including the principal occupation or employment of such person (at present and for the past five (5) years),

(iii)   the Specified Information (as defined below) for such person,

(iv)   a complete and accurate description of all agreements, arrangements or understandings between or among each Holder and any Stockholder Associated Person (as such terms are defined below), on the one hand, and such person, on the other hand, including a complete and accurate description of all agreements, arrangements or understandings relating to any direct and indirect compensation and other material agreements, arrangements and understandings, including payments to be paid to such person pertaining to the nomination and including, without limitation, all information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant,

(v)    the first date of contact between any Holder and/or Stockholder Associated Person, on the one hand, and such person, on the other hand, with respect to the Corporation,

(vi)    any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director if elected), and

(vii)  a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (A)(3)(e) of this Section 2.03;

(b)         as to any other business that the Noticing Stockholder proposes to bring before the meeting:

(i)     a brief description of the business desired to be brought before the meeting,

(ii)    the reasons for conducting such business at the meeting,

(iii)   any material interest of each Holder and each Stockholder Associated Person, if any, in such business,

(iv)    the text of the proposal or business (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment), and

(v)    a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder;

(c)         as to the Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination is made or the other business is being proposed (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”):

(i)    the name and address of the Noticing Stockholder, as the name and address appear on the Corporation’s books, and the name and address of each other Holder and each Stockholder Associated Person, if any,

(ii)   as of the date of the notice (which information, for the avoidance of doubt, shall be updated and supplemented pursuant to paragraph (C)(3) of this Section 2.03),

(A)    the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, held of record or owned beneficially by each Holder and any Stockholder Associated Person (provided that, for the purposes of this Section 2.03(A), any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)),

(B)    any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Stockholder Associated Person may have entered into transactions that hedge or mitigate, whether directly or indirectly, the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”), directly or indirectly owned or held, including beneficially, by each Holder and any Stockholder Associated Person and any Short Interest held by each Holder or any Stockholder Associated Person within the last twelve (12) months in any class or series of the shares or other securities of the Corporation,

(C)    a description of any proxy, contract, arrangement or understanding pursuant to which each Holder and any Stockholder Associated Person has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation,

(D)    a description of any agreement, arraignment or understanding with respect to any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by each Holder or any Stockholder Associated Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of stock or other security of the Corporation,

(E)    any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Stockholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity,

(F)    any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any (x) vote to be taken at any annual or special meeting of stockholders of the Corporation or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, and

(G)    any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party (the information required by this subclause (ii) shall be referred to as the “Specified Information”),

(iii)   a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting on the matter proposed, that the Noticing Stockholder will continue to be a stockholder of record of the Corporation entitled to vote at such meeting on the matter proposed through the date of such meeting and that such Noticing Stockholder intends to appear in person or by proxy at such meeting to propose such nomination or other business,

(iv)   all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Stockholder Associated Person, if any,

(v)    any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(vi)   a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends: (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee or approve or adopt the other business being proposed and/or (B) otherwise to solicit proxies from stockholders in support of such nomination or other business,

(vii)  a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder of the Corporation,

(viii) the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision),

(ix)   the names and addresses of other stockholders (including beneficial owners) known by any Holder or Stockholder Associated Person to provide financial or otherwise material support with respect to such proposal(s) or nomination(s) (it being understood that delivery of a revocable proxy with respect to such proposal or nomination shall not in itself require disclosure under this clause (ix)), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and

(x)    a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice. In addition, any Noticing Stockholder who submits a notice pursuant to this paragraph (A)(3) of this Section 2.03 is required to update and supplement the information disclosed in such notice in accordance with paragraph (C)(3) of this Section 2.03.

(d)         The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary, within five (5) Business Days of any such request, such other information as may reasonably be requested by the Corporation, including:

(i)    such other information as may be reasonably required by the Board, in its sole discretion, to determine

(A)    the eligibility of such proposed nominee to serve as a director of the Corporation, and

(B)    whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and

(ii)     such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(e)         In addition to the other requirements of this Section 2.03(A), each person whom a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.03(A)) to the Secretary at the principal executive offices of the Corporation:

(i)      a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) and

(ii)   a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) that such person

(A)    is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law,

(B)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation,

(C)    in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and

(D)    in such person’s individual capacity, intends to serve a full term if elected as a director of the Corporation.

(B)      Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only: (1) by or at the direction of the Board or any duly authorized committee of the Board or (2) provided that the Board has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (a) is entitled to vote at the meeting, (b) complies with the notice procedures set forth in this Section 2.03 and (c) is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation, at the time of the record date of the special meeting of stockholders and at the time of the special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board, any Noticing Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Noticing Stockholder’s notice as required by paragraphs (A)(2) and (A)(3) of this Section 2.03 shall be delivered to the Secretary of the Corporation in proper written form not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment, recess, rescheduling or postponement of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above.

(C)      General.

(1)         Except as otherwise expressly provided in any applicable rule or regulation under the Exchange Act or in the Certificate of Incorporation, only such persons who are nominated in accordance and compliance with the procedures set forth in this Section 2.03 shall be eligible for election to serve as directors at a meeting of stockholders and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board or chair of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting of stockholders, have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the Noticing Stockholder or other Holder, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Stockholder’s nominee or other business in compliance with such stockholder’s representation as required by clause (c)(vi) of paragraph (A)(3) of this Section 2.03). If the Board determines that any proposed nomination was not made or proposed in compliance with this Section 2.03, or other business was not made or proposed in compliance with this Section 2.03, then except as otherwise required by law, at the meeting, the chair of the meeting shall have the power and duty to declare that such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination shall be disregarded or that such proposed other business shall not be transacted. If at any meeting of stockholders a nomination or any other business is proposed to be brought before the meeting from the floor of the meeting, the chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws, and if the chair of the meeting determines that any proposed nomination was not made or proposed in compliance with this Section 2.03, or other business was not made or proposed in compliance with this Section 2.03, then except as otherwise required by law, at the meeting, the chair of the meeting shall have the power and duty to declare that such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything to the contrary in these Bylaws, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the annual or special meeting, as applicable, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a “qualified representative” of the Noticing Stockholder, a person must be authorized by a document authorizing another person or persons to act for such stockholder as proxy at the meeting of stockholders and such person must produce the document or a reliable reproduction of such document at the meeting of stockholders.

(2)         Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.03. Nothing in these Bylaws shall be deemed to affect any rights (a) of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, or (b) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement.

(3)         Updates and Supplements. In addition, to be considered timely, a Noticing Stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of stockholders and as of the date that is ten (10) Business Days prior to the meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for the meeting of stockholders in the case of the update and supplement required to be made as of the record date, and not later than eight (8) Business Days prior to the date for the meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation not later than eight (8) Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(D)      Certain Definitions; Interpretations. For purposes of these Bylaws:

(1)         “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(2)         “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(3)         “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close;

(4)         “close of business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the close of business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding Business Day;

(5)         “delivery” of any notice or materials by a stockholder as required to be “delivered” shall mean, both (a) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (b) electronic mail to the Secretary;

(6)         “public announcement” shall mean disclosure: (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or a comparable news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

(7)         “Short Interest” shall mean any agreement, arrangement or understanding, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, on the one hand, and any person, on the other hand, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) or any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation; and

(8)         “Stockholder Associated Person” shall mean, as to any Holder, (a) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with any Holder in a solicitation of proxies in respect of any business or director nomination proposed by such Holder; (b) any Affiliate or Associate of such Holder and (c) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Holder.

For purposes of these Bylaws, the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where a reference in these Bylaws is made to any statue or regulation, such reference shall be to (1) the statute or regulation as amended from time to time (except as context may otherwise require) and (2) any rules or regulations promulgated thereunder.

Section 2.04     Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be (except as otherwise provided herein, in the Certificate of Incorporation or permitted by applicable law) mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.05     Quorum. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

Section 2.06     Voting. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder that has voting power upon the matters in question. Each stockholder entitled to vote at a meeting of the stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided under Section 212(c) of the DGCL or as otherwise provided under applicable law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the chair of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the votes properly cast on the matter (excluding any abstentions and broker non-votes) shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.07     Chair of Meetings. The Chair of the Board, if one is elected, or, in such person’s absence or disability, the President and Chief Executive Officer of the Corporation, or in the absence of the Chair of the Board and the President and Chief Executive Officer, a person designated by the Board, or at the discretion of the Chair of the Board or the President and Chief Executive Officer, a person designated by the Chair of the Board or the President and Chief Executive Officer shall be the chair of the meeting and, as such, preside at all meetings of the stockholders.

Section 2.08     Secretary of Meetings. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chair of the Board or the President and Chief Executive Officer shall appoint a person to act as Secretary at such meetings.

Section 2.09     Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chair of the meeting or, if directed to be voted upon by the chair of the meeting, stockholders holding a majority in voting power of the outstanding shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time until a quorum shall be present. In addition, the chair of the meeting shall have the power to adjourn any meeting of stockholders of the Corporation even if a quorum is present. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.10     Remote Communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(A)      participate in a meeting of stockholders; and

(B)      be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that:

(1)    the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(2)    the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(3)    if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.11     Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one (1) or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (A) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (B) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.12     Organization. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined by the chair of the meeting; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article III
BOARD OF DIRECTORS

Section 3.01     Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 3.02     Number and Term; Chair. The number of directors shall be determined as set forth in the Certificate of Incorporation. Directors shall be elected by the stockholders at their annual meeting, and the term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Board shall elect from its ranks a Chair of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board may from time to time prescribe. The Chair of the Board shall preside at all meetings of the Board at which he or she is present. If the Chair of the Board is not present at a meeting of the Board, the President and Chief Executive Officer (if the President and Chief Executive Officer is a director and is not also the Chair of the Board) shall preside at such meeting, and, if the President and Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside over such meeting.

Section 3.03     Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chair of the Board, the President and Chief Executive Officer or the Secretary of the Corporation. The resignation shall take effect at the time or upon the happening of any event specified therein, and if no specification is so made, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.04     Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 3.05     Vacancies and Newly Created Directorships. Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class for which such director shall have been chosen expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 3.06     Meetings. Regular meetings of the Board may be held at such places, if any, and times as shall be determined from time to time by the Board. Special meetings of the Board may be called by the President and Chief Executive Officer of the Corporation or the Chair of the Board, and shall be called by the President and Chief Executive Officer or the Secretary of the Corporation if directed by a majority of the Board and shall be at such places, if any, and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board. At least twenty four (24) hours before each special meeting of the Board, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place, if any, of the meeting shall be given to each director; provided, however, that if written notice is given only by United States mail, such notice be deposited in the United States mail, postage prepaid and return receipt requested, at least three (3) days before such special meeting of the Board. Such notice need not state the purposes of the special meeting and, unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. A special meeting may be held at any time without notice if all the directors waive notice of the special meeting in accordance with Section 6.02 either before or after such special meeting.

Section 3.07      Quorum, Voting and Adjournment. Unless otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.08     Committees; Committee Rules. The Board may designate one (1) or more committees, including an Audit Committee, a Compensation Committee and a Nominating, Governance and Sustainability Committee, each such committee to consist of one (1) or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided that no such committee shall have the power or authority in reference to the following matters: (A) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (B) adopting, amending or repealing these Bylaws. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 3.09     Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed in the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10     Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 3.11     Compensation. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.12     Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Article IV
OFFICERS

Section 4.01     Number. The officers of the Corporation shall include a President and Chief Executive Officer and a Secretary, each of whom shall be elected by the Board and who shall hold office for such terms as shall be determined by the Board and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board may elect one (1) or more Vice Presidents, including one (1) or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one (1) or more Assistant Treasurers and one (1) or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person.

Section 4.02     Other Officers and Agents. The Board may appoint such other officers and agents with such titles as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board.

Section 4.03     President and Chief Executive Officer. The Chief Executive Officer, who shall also be the President, subject to the determination of the Board, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board has not elected a Chair of the Board or in the absence or inability to act as the Chair of the Board, the President and Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chair of the Board, but only if the President and Chief Executive Officer is a director of the Corporation.

Section 4.04     Vice Presidents. Each Vice President, if any are elected, of whom one (1) or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the President and Chief Executive Officer or the Board.

Section 4.05     Treasurer.

(A)           The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Treasurer shall render to the President and Chief Executive Officer and the Board, upon their request, a report of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

(B)           In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the President and Chief Executive Officer or the Board.

Section 4.06     Secretary. The Secretary shall: (A) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (B) cause all notices required by these Bylaws or otherwise to be given properly; (C) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (D) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the President and Chief Executive Officer or the Board.

Section 4.07     Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the President and Chief Executive Officer or the Board shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the President and Chief Executive Officer or the Board.

Section 4.08     Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the President and Chief Executive Officer, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board.

Section 4.09     Contracts and Other Documents. The President and Chief Executive Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board or any other committee given specific authority in the premises by the Board during the intervals between the meetings of the Board, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 4.10     Ownership of Equity Interests or Other Securities of Another Entity. Unless otherwise directed by the Board, the President and Chief Executive Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 4.11     Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board may delegate to another officer such powers or duties.

Section 4.12     Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board. Any officer may resign at any time in the same manner prescribed under Section 3.03 of these Bylaws.

Section 4.13     Vacancies. The Board shall have the power to fill vacancies occurring in any office.

Article V
STOCK

Section 5.01     Certificated Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two (2) authorized officers of the Corporation (it being understood that each of the Chair of the Board, the President and Chief Executive Officer, a Senior Vice President, an Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose), certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one (1) or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one (1) or more of such transfer agents and/or registrars.

Section 5.02     Uncertificated Shares. If the Board chooses to issue uncertificated shares, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of uncertificated shares, send a written statement of the information required by the DGCL to stockholders entitled to such uncertificated shares. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates; provided that the use of such system by the Corporation is permitted by applicable law.

Section 5.03     Transfer of Shares. Shares of stock of the Corporation represented by certificates shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with any procedures adopted by the Corporation or its agents and applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares requested to be transferred, both the transferor and transferee request the Corporation do so. The Corporation shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation and uncertificated shares.

Section 5.04     Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

Section 5.05     List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (B) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.

Section 5.06     Fixing Date for Determination of Stockholders of Record.

(A)        In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C)         Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (1) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (2) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 5.07     Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Article VI
NOTICE AND WAIVER OF NOTICE

Section 6.01     Notice. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, and if given by any other form, including any form of electronic transmission permitted by the DGCL shall be deemed given as provided in the DGCL. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 6.02     Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Article VII
INDEMNIFICATION

Section 7.01     Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. For purposes of the definition of “indemnitee” as used in this Article VII, an “officer of the Corporation” shall only refer to those officers who have been elected or appointed by the Board.

Section 7.02     Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in (including as a witness) or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (hereinafter an “advancement of expenses”)); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Section 7.01 and Section 7.02 or otherwise.

Section 7.03     Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or Section 7.02 is not paid in full by the Corporation within (A) sixty (60) days after a written claim for indemnification has been received by the Corporation or (B) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter (but not before) bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (Y) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (Z) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.04     Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or as may be provided in the Certificate of Incorporation or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(A)        Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.04, entitled to enforce this Section 7.04.

(B)         For purposes of this Section 7.04, the following terms shall have the following meanings:

(1)          The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

(2)          The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to applicable law, any agreement, certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 7.05     Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.06     Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.07     Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Article VIII
MISCELLANEOUS

Section 8.01     Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.02     Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03     Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

Section 8.04     Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.05     Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Article IX
AMENDMENTS

Section 9.01     Amendments. In furtherance and not in limitation of the powers conferred by applicable law, these Bylaws may be amended, altered or repealed and new bylaws made in the manner provided in the Certificate of Incorporation; provided, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article II of these Bylaws except as otherwise required by law.

[Exhibit B to the Agreement and Plan of Merger]

EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATION OF SERIES A FLOATING RATE
CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK OF THE
COMPANY

[See attached.]

[Exhibit C to the Agreement and Plan of Merger]

CERTIFICATE OF DESIGNATION OF
SERIES A FLOATING RATE
CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK,
PAR VALUE $0.01 PER SHARE, OF
SUMMIT MIDSTREAM CORPORATION

_______________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
_______________________

SUMMIT MIDSTREAM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, certifies that pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company has duly approved and adopted the following resolution on [●], 202[4], and the resolution was adopted by all necessary action on the part of the Company:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of [●] shares of Preferred Stock, par value $0.01 per share, having the preferences, powers and relative, participating, optional or other special rights of such shares, and the qualifications, limitations and restrictions thereof that are set forth in this resolution of the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation and hereby constituting an amendment to the Certificate of Incorporation as follows:

Section 1.         Designation. The designation of the series of Preferred Stock of the Company is “Series A Floating Rate Cumulative Redeemable Perpetual Preferred Stock,” par value $0.01 per share (the “Series A Preferred Stock”). Except as otherwise expressly provided herein, each share of the Series A Preferred Stock shall be identical in all respects to every other share of the Series A Preferred Stock.

Section 2.         Number of Shares. The authorized number of shares of Series A Preferred Stock is [●]. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted, exchanged or reclassified into another series of Preferred Stock, shall be retired and revert to authorized but unissued shares of Preferred Stock (provided that any such retired shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock).

Section 3.         Defined Terms and Rules of Construction.

(a)       Definitions. As used herein with respect to the Series A Preferred Stock:

“2017 Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 14, 2017.

“2020 Agreement” means that certain Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 28, 2020.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, stock acquisition, merger or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing, over the long-term, the operating capacity or operating income of the Company Group from the operating capacity or operating income of the Company Group existing immediately prior to such transaction. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(i)       the sum of:

(1)         all cash and cash equivalents of the Company Group (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter; and

(2)         if the Board of Directors so determines, all or any portion of additional cash and cash equivalents of the Company Group (or the Company’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter; less

(ii)      the amount of any cash reserves established by the Board of Directors (or the Company’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:

(1)         provide for the proper conduct of the business of the Company Group (including reserves for future capital expenditures and for anticipated future credit needs of the Company Group) subsequent to such Quarter;

(2)         comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject;

(3)         provide funds for Series A Dividends; or

(4)         provide funds for dividends to the holders of Common Stock in respect of any one or more of the next four Quarters;

provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash within such Quarter if the Board of Directors so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Board of Directors” means the board of directors of the Company.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Delaware shall not be regarded as a Business Day.

“Bylaws” means the Amended and Restated Bylaws of the Company in effect on the date hereof, as they may be amended or amended and restated from time to time.

“Calculation Agent Agreement” means the amended and restated calculation agent agreement entered into on or around the Series A Original Issue Date between the Company and the Series A Calculation Agent, as amended or modified from time to time.

“Capital Improvement” means (i) the construction of new capital assets by a Group Member, (ii) the replacement, improvement or expansion of existing capital assets by a Group Member or (iii) a capital contribution by a Group Member to a Person that is not a Subsidiary in which a Group Member has, or after such capital contribution will have, directly or indirectly, an equity interest, to fund such Group Member’s pro rata share of the cost of the construction of new, or the replacement, improvement or expansion of existing, capital assets by such Person, in each case if and to the extent such construction, replacement, improvement or expansion is made to increase, over the long-term, the operating capacity or operating income of the Company Group, in the case of clauses (i) and (ii), or such Person, in the case of clause (iii), from the operating capacity or operating income of the Company Group or such Person, as the case may be, existing immediately prior to such construction, replacement, improvement, expansion or capital contribution. For purposes of this definition, “long-term” generally refers to a period of not less than twelve months.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Company (or prior to the Series A Original Issue Date, equivalent equity interests in the Partnership).

“Capital Surplus” means any amounts of Available Cash distributed by the Company on any date from any source when the sum of all amounts of Available Cash theretofore distributed by the Company (and prior to the Series A Original Issue Date, the Partnership) on Capital Stock exceeds the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, including by this Certificate of Designation, or as amended and restated from time to time.

“Certificate of Designation” means this Certificate of Designation relating to the Series A Preferred Stock, as it may be amended or amended and restated from time to time.

“Closing Date” means the first date on which Common Units were sold by the Partnership to the underwriters party to that certain Underwriting Agreement, dated as of September 27, 2012, pursuant thereto.

“Closing Price” for any day, means, in respect of any class of Capital Stock, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the last closing bid and ask prices on such day, regular way, in either case as reported on the principal National Securities Exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any National Securities Exchange, the average of the high bid and low ask prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Capital Stock is not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors, or if on any such day no market maker is making a market in such Capital Stock, the fair value of such Capital Stock on such day as determined by the Board of Directors.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commences Commercial Service” means the date upon which a Capital Improvement is first put into commercial service by a Group Member following completion of construction, replacement, improvement or expansion and testing, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Units” means the common units representing limited partnership interests in the Partnership.

“Company” means Summit Midstream Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor thereof.

“Company Group” means, collectively, the Company and its Subsidiaries.

“Construction Debt” means debt incurred to fund (i) all or a portion of a Capital Improvement, (ii) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on other Construction Debt or (iii) distributions (including incremental Incentive Distributions (as defined in the 2017 Agreement)) on Construction Equity.

“Construction Equity” means equity issued to fund (i) all or a portion of a Capital Improvement, (ii) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt or (iii) distributions (including incremental Incentive Distributions (as defined in the 2017 Agreement)) on other Construction Equity. Construction Equity does not include equity issued in the Initial Public Offering.

“Construction Period” means the period beginning on the date that a Group Member enters into a binding obligation to commence a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that the Group Member abandons or disposes of such Capital Improvement.

“Depositary” means, with respect to any Capital Stock issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Expansion Capital Expenditures” means cash expenditures for Acquisitions or Capital Improvements. Expansion Capital Expenditures shall include interest (including periodic net payments under related interest rate swap agreements) and related fees paid during the Construction Period on Construction Debt. Where cash expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the Board of Directors shall determine the allocation between the amounts paid for each.

“Finance Corp.” means Summit Midstream Finance Corp., a Delaware corporation.

“General Partner” means Summit Midstream GP, LLC, a Delaware limited liability company, as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Group” means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to ten (10) or more Persons), exercising investment power over or disposing of any Capital Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Capital Stock.

“Group Member” means a member of the Company Group.

“Hedge Contract” means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of a Group Member to fluctuations in interest rates, the price of hydrocarbons, basis differentials or currency exchange rates in their operations or financing activities and not for speculative purposes.

“Initial Public Offering” means the initial offering and sale of Common Units to the public, as described in the IPO Registration Statement.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (i) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (ii) issuance of equity interests of any Group Member (including the Common Units sold to the IPO Underwriters in the Initial Public Offering) to anyone other than another Group Member; (iii) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (1) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and (2) sales or other dispositions of assets as part of normal retirements or replacements; and (iv) capital contributions received by a Group Member.

“IPO Registration Statement” means the Registration Statement on Form S-1 (File No. 333-183466) as it has been amended or supplemented, filed by the Partnership, as predecessor registrant to the Company, with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

“IPO Underwriter” means each Person named as an underwriter in Schedule I to the IPO Underwriting Agreement who purchased Common Units pursuant thereto.

“IPO Underwriting Agreement” means that certain Underwriting Agreement dated as of September 27, 2012 among the IPO Underwriters, Summit Midstream Partners, LLC, the Partnership, the General Partner and the Operating Company providing for the purchase of Common Units by the IPO Underwriters.

“Liquidation Date” means, in the case of any event giving rise to the dissolution of the Company, the date on which such event occurs.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the construction of new capital assets or the replacement, improvement or expansion of existing capital assets) by a Group Member made to maintain, over the long term, the operating capacity or operating income of the Company Group. For purposes of this definition, “long term” generally refers to a period of not less than twelve months.

“Material Senior Indebtedness” means (i) the indebtedness issued under that certain Second Supplemental Indenture, dated as of February 15, 2017, among the Operating Company, Finance Corp., the guarantors party thereto and U.S. Bank National Association and (ii) any indebtedness of the Operating Company or Finance Corp. incurred on or after May 28, 2020 in an amount greater than $200,000,000 issued under a note indenture (and not under any loan or other credit agreement with commercial banking institutions).

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 31, 2024, by and among the Company, Summit SMC NewCo, LLC, a Delaware limited liability company, the Partnership and the General Partner.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“Operating Company” means Summit Midstream Holdings, LLC, a Delaware limited liability company, and any successors thereto.

“Operating Expenditures” means all Company Group cash expenditures (or the Company’s (and prior to the Series A Original Issue Date, the Partnership’s) proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, compensation of employees, officers and directors of the Company (and, prior to the Series A Original Issue Date, the General Partner, and reimbursement of expenses of the General Partner and its Affiliates incurred prior to the Series A Original Issue Date), Maintenance Capital Expenditures, debt service payments, repayment of Working Capital Borrowings, and payments made in the ordinary course of business under any Hedge Contracts, subject to the following:

(i)         repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (ii)(3) of the definition of “Operating Surplus” shall not constitute Operating Expenditures when actually repaid;

(ii)        payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

(iii)       Operating Expenditures shall not include (1) Expansion Capital Expenditures, (2) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (3) dividends or other distributions on Capital Stock, (4) repurchases of Capital Stock, other than repurchases of Capital Stock by the Company to satisfy obligations under employee benefit plans or reimbursement of expenses of the Company for purchases of Capital Stock by the Company to satisfy obligations under employee benefit plans (or prior to the Series A Original Issue Date, other than repurchases of Partnership Interests (as defined in the 2020 Agreement) by the Partnership to satisfy obligations under employee benefit plans or reimbursement of expenses of the General Partner for purchases of Partnership Interests by the General Partner to satisfy obligations under employee benefit plans) or (5) any other expenditures or payments using the proceeds of the Initial Public Offering as described under “Use of Proceeds” in the IPO Registration Statement; and

(iv)

(1)         amounts paid in connection with the initial purchase of a Hedge Contract shall be amortized as Operating Expenditures over the life of such Hedge Contract and

(2)         payments made in connection with the termination of any Hedge Contract prior to the expiration of its scheduled settlement or termination date shall be included as Operating Expenditures in equal quarterly installments over the remaining scheduled life of such Hedge Contract.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(i)         the sum of (1) $50.0 million, (2) all cash receipts of the Company Group (or the Company’s (and prior to the Series A Original Issue Date, the Partnership’s) proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and the termination of Hedge Contracts (provided that cash receipts from the termination of a Hedge Contract prior to its scheduled settlement or termination date shall be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of such Hedge Contract), (3) all cash receipts of the Company Group (or the Company’s (and prior to the Series A Original Issue Date, the Partnership’s) proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (4) the amount of cash dividends or other distributions from Operating Surplus paid during the Construction Period (including incremental Incentive Distributions (as defined in the 2017 Agreement)) on Construction Equity, less

(ii)        the sum of (1) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period, (2) the amount of cash reserves (or the Company’s (and prior to the Series A Original Issue Date, the Partnership’s) proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the Board of Directors to provide funds for future Operating Expenditures, and (3) all Working Capital Borrowings not repaid within twelve (12) months after having been incurred, or repaid within such twelve (12) month period with the proceeds of additional Working Capital Borrowings; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the Board of Directors so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Outstanding” means, with respect to Capital Stock, all Capital Stock that is issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that if at any time any Person or Group beneficially owns 20% or more of the Outstanding Capital Stock of any class, all shares of Series A Preferred Stock owned by or for the benefit of such Person or Group shall not have any voting power and shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of holders of Series A Preferred Stock to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under the Certificate of Incorporation, the Bylaws or this Certificate of Designation; provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Capital Stock of any class directly from Affiliates of the Company (including Capital Stock received pursuant to the Merger Agreement in exchange for Partnership Interests (as defined in the 2020 Agreement) acquired by such Person or Group directly from the General Partner or its Affiliates (other than the Partnership)), (ii) any Person or Group who acquired 20% or more of the Outstanding Capital Stock of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) (including Capital Stock received pursuant to the Merger Agreement in exchange for Partnership Interests acquired from such a Person or Group) provided that, upon or prior to such acquisition, the Company (or, as applicable, the General Partner) shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 20% or more of any class of Capital Stock issued by the Company with the prior approval of the Board of Directors (including Capital Stock received pursuant to the Merger Agreement in exchange for Partnership Interests acquired with the prior approval of the board of directors of the General Partner) or (iv) any Series A Preferred Stockholder in connection with any vote, consent or approval of the Series A Preferred Stockholders pursuant to Section 5. As long as Capital Stock is held by any Group Member, such Capital Stock shall not, to the fullest extent permitted by applicable law, be considered Outstanding for any purpose in this Certificate of Designation; provided that such Capital Stock shall automatically be considered Outstanding upon the transfer to a Person or Group that is not a Group Member.

“Partnership” means Summit Midstream Partners, LP, a Delaware limited partnership.

“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for the Series A Preferred Stock, and its respective successors and assigns or any other paying agent appointed by the Board of Directors; provided, however, that if no Paying Agent is specifically designated for the Series A Preferred Stock, the Company shall act in such capacity.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Preferred Stock” means any and all series of preferred stock of the Company, including the Series A Preferred Stock.

“Pro Rata” means, when modifying Series A Preferred Stockholders, apportioned equally among all Series A Preferred Stockholders in accordance with the relative number or percentage of shares of Series A Preferred Stock held by each such Series A Preferred Stockholder.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company.

“Qualifying Owners” means the collective reference to (i) Energy Capital Partners II, LP, Energy Capital Partners II-A, L.P., Energy Capital Partners II-B IP, LP, Energy Capital Partners II-C (Summit IP), LP, Energy Capital Partners II (Summit Co-Invest), LP, SMLP Holdings, LLC and each of their affiliated funds and investment vehicles and any fund manager, general partner, managing member or principal of any of the foregoing; (ii) the officers, directors and management employees of the Company, the Operating Company and the Company’s Subsidiaries; and (iii) any person controlled by any of the persons described in any of the clauses (i) or (ii).

“Rating Agency” means a nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for the Company.

“Record Date” means the date established by the Board of Directors (or, if not so established by the Board of Directors, the date provided by applicable law) for determining (i) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of holders of Capital Stock (including voting) or (ii) the identity of Record Holders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action.

“Record Holder” means (a) with respect to any class of Capital Stock for which a Transfer Agent has been appointed, the Person in whose name Capital Stock of such class is registered on the books of the Transfer Agent as of the Company’s close of business on a particular day or (b) with respect to other classes of Capital Stock, the Person in whose name any such other Capital Stock is registered on the books of the Company as of the Company’s close of business on a particular day.

“Restricted Subsidiary” of a Person means any subsidiary of the relevant Person that is not an Unrestricted Subsidiary. Notwithstanding anything to the contrary, the Operating Company and Finance Corp. shall at all times be Restricted Subsidiaries of the Company.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Series A Alternate Offer” has the meaning given such term in Section 7(c).

“Series A Calculation Agent” means a bank, trust company or other Person appointed by the Board of Directors to act as calculation agent for the Series A Preferred Stock.

“Series A Change of Control” means the occurrence of any of the following:

(i)         the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including equity interests in the Company’s Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(ii)        the adoption of a plan relating to the liquidation or dissolution of the Company or the Operating Company;

(iii)       the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of the Company, measured by voting power rather than number of shares, units or the like; or

(iv)       the consummation of any transaction whereby the Company ceases to own directly or indirectly 100% of the equity interests in the Operating Company.

Notwithstanding the preceding, a conversion of the Company or any of the Company’s Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding equity interests in one form of entity for equity interests in another form of entity shall not constitute a Series A Change of Control, so long as, following such conversion or exchange, the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who beneficially owned equity interests in the Company immediately prior to such transactions continue to beneficially own in the aggregate more than 50% of the voting interests of such entity, or continue to beneficially own sufficient equity interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, beneficially owns more than 50% of the voting interests of such entity or its general partner, as applicable.

In addition, a Series A Change of Control shall not occur as a result of any transaction in which the Operating Company remains a subsidiary of the Company but one or more intermediate holding companies between the Operating Company and the Company are added, liquidated, merged or consolidated out of existence.

“Series A Change of Control Offer” has the meaning given such term in Section 7(a).

“Series A Change of Control Payment” has the meaning given such term in Section 7(a).

“Series A Change of Control Purchase Date” has the meaning given such term in Section 7(a).

“Series A Change of Control Settlement Date” has the meaning given such term in Section 7(a).

“Series A Change of Control Triggering Event” means the occurrence of a Series A Change of Control that is accompanied or followed by a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or withdrawal of the rating of the Series A Preferred Stock within the Series A Ratings Decline Period by at least two of the Rating Agencies, as a result of which the rating of the Series A Preferred Stock on any day during such Series A Ratings Decline Period is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Series A Change of Control (or occurrence thereof if such Series A Change of Control occurs prior to public announcement).

“Series A Current Criteria” means the equity credit criteria of a Rating Agency for securities such as the Series A Preferred Stock, as such criteria are in effect as of the Series A Original Issue Date.

“Series A Dividend” means dividends with respect to shares of Series A Preferred Stock pursuant to Section 4.

“Series A Dividend Payment Date” has the meaning given such term in Section 4(a).

“Series A Dividend Period” means a period of time from and including the preceding Series A Dividend Payment Date (other than the initial Series A Dividend Period, which shall commence on and include the Series A Original Issue Date), to, but excluding, the next Series A Dividend Payment Date for such Series A Dividend Period.

“Series A Dividend Rate” means except as modified pursuant to Section 7(e), an annual rate equal to a percentage of the Series A Liquidation Preference equal to the sum of (i) the Series A Three-Month SOFR, as calculated on each applicable Periodic Term SOFR Determination Day, and (ii) 7.69%.

“Series A Issue Price” means $1,000 per share of Series A Preferred Stock.

“Series A Junior Securities” means any class or series of Capital Stock that, with respect to dividends on such Capital Stock and distributions upon liquidation, dissolution or winding up of the Company, expressly ranks junior to the Series A Preferred Stock, including but not limited to Common Stock, but excluding any Series A Parity Securities and Series A Senior Securities.

“Series A Liquidation Preference” means a liquidation preference for each share of Series A Preferred Stock initially equal to $1,000 per share (subject to adjustment for any splits, combinations or similar adjustments to the shares of Series A Preferred Stock), which liquidation preference shall be subject to increase by the per share of Series A Preferred Stock amount of any accumulated and unpaid Series A Dividends, including any Series A Unpaid Cash Dividends, unless and until paid (whether or not such dividends shall have been declared).

“Series A Original Issue Date” means [●], 202[4].

“Series A Parity Basket” means:

(i)        if a number of shares of Series A Preferred Stock having an aggregate Series A Issue Price of at least $100,000,000 is then Outstanding, the greater of:

(1)         an aggregate $150,000,000 of non-convertible Series A Parity Securities; and

 (2)          so long as the aggregate value of the Outstanding Common Stock (based on the Closing Price of Common Stock on the trading day immediately preceding such date of issuance) is at least $1,500,000,000, a number of additional shares of Series A Preferred Stock or other nonconvertible Series A Parity Securities such that, as of the date of issuance of the additional Series A Preferred Stock or other nonconvertible Series A Parity Securities, the aggregate number of shares of Series A Preferred Stock, together with any Series A Parity Securities (assuming that any such Series A Preferred Stock and any non-convertible Series A Parity Securities are convertible into a number of shares of Common Stock equal to the quotient of (A) the aggregate purchase price for such Series A Preferred Stock and any non-convertible Series A Parity Securities, divided by (B) the volume-weighted average price of the Common Stock for the thirty (30) Trading Day period ending immediately prior to such issuance (such Common Stock, the “Series A Parity Equivalent Securities”)), equals no more than 15% of all Outstanding shares of Common Stock (including as Outstanding for such purposes any Series A Parity Equivalent Securities and any Common Stock issuable upon conversion of any convertible Series A Parity Securities); or

(ii)       if a number of shares of Series A Preferred Stock having an aggregate Series A Issue Price of less than $100,000,000 is then Outstanding, such number of Series A Parity Securities as determined by the Board of Directors;

provided that (for the avoidance of doubt) the Company may, without the affirmative vote of the holders of Outstanding Series A Preferred Stock, create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.

“Series A Parity Securities” means any class or series of Capital Stock established after the Series A Original Issue Date that, with respect to dividends on such Capital Stock and distributions upon liquidation, dissolution or winding up of the Company, is not expressly made senior or subordinated to the Series A Preferred Stock. For the avoidance of doubt, classes or series of Capital Stock may qualify as Series A Parity Securities irrespective of whether or not the record date, dividend payment date, dividend rate or dividend periods of such class or series of Capital Stock match those of the Series A Preferred Stock or any other class or series of Series A Parity Securities.

“Series A Preferred Stock” has the meaning given such term in Section 1.

“Series A Preferred Stockholder” means a Record Holder of Series A Preferred Stock.

“Series A Ratings Decline Period” means the period that (i) begins on the occurrence of a Series A Change of Control and (ii) ends sixty (60) calendar days following consummation of such Series A Change of Control.

“Series A Ratings Event” means a change by any Rating Agency to the Series A Current Criteria, which change results in (i) any shortening of the length of time for which the Series A Current Criteria are scheduled to be in effect with respect to the Series A Preferred Stock, or (ii) a lower equity credit being given to the Series A Preferred Stock than the equity credit that would have been assigned to the Series A Preferred Stock by such Rating Agency pursuant to its Series A Current Criteria.

“Series A Redemption Date” has the meaning given such term in Section 6(a).

“Series A Redemption Notice” has the meaning given such term in Section 6(d).

“Series A Redemption Price” has the meaning given such term in Section 6(b).

“Series A Senior Securities” means any class or series of Capital Stock established after the Series A Original Issue Date that, with respect to dividends on such Capital Stock and distributions upon liquidation, dissolution or winding up of the Company, is expressly made senior to the Series A Preferred Stock.

“Series A Three-Month SOFR” has the meaning given such term in Section 4(f).

“Series A Unpaid Cash Dividends” has the meaning given such term in Section 4(c).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate selected by the Company in its reasonable discretion).“Subsidiary” means, with respect to any Person, (i) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (ii) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (1) at least a majority ownership interest or (2) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Term SOFR” means the Term SOFR Reference Rate for a three-month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days immediately preceding the first date of the applicable dividend period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for a three-month tenor has not been published by the Term SOFR Administrator, then Term SOFR will be (x) the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, Term SOFR shall be the Term SOFR Reference Rate as determined on the previous Periodic Term SOFR Determination Day until a substitute or successor rate has been determined by the Company in accordance with Section 4(f)(ii).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited, as administrator of the Term SOFR Reference Rate (or a successor administrator of the Term SOFR Reference Rate selected by the Company in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Capital Stock of any class is listed or admitted for trading is open for the transaction of business or, if such Capital Stock is not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.

“Transfer Agent” means such bank, trust company or other Person as may be appointed from time to time by the Board of Directors to act as registrar and transfer agent for any class of Capital Stock in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Capital Stock is listed (if any); provided that, if no such Person is appointed as registrar and transfer agent for any class of Capital Stock, the Company shall act as registrar and transfer agent for such class of Capital Stock.

“Unrestricted Subsidiary” means any subsidiary of the Company (other than Finance Corp. or the Operating Company) that is designated by the Board of Directors as an Unrestricted Subsidiary, but only to the extent that such subsidiary:

(i)        except to the extent permitted by the definition of “Permitted Business Investments” in any Material Senior Indebtedness, has no indebtedness other than non-recourse debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(ii)       is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Company;

(iii)      is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional equity interests or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iv)       has not guaranteed or otherwise directly or indirectly provided credit support for any of the Company’s indebtedness or the indebtedness of any of the Company’s Restricted Subsidiaries.

All subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Working Capital Borrowings” means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay dividends or other distributions on the Capital Stock; provided that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within twelve (12) months from the date of such borrowings other than from additional Working Capital Borrowings.

(b)         Rules of Construction. Unless the context requires otherwise: (a) any pronoun used in this Certificate of Designation shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Certificate of Designation; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Certificate of Designation as a whole and not to any particular provision of this Certificate of Designation. The table of contents and headings contained in this Certificate of Designation are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Certificate of Designation. The Board of Directors has the power to construe and interpret this Certificate of Designation and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Certificate of Designation by the Board of Directors and any action taken pursuant thereto and any determination made by the Board of Directors in good faith shall, in each case, be conclusive and binding on all Record Holders, each other Person or Group who acquires an interest in Capital Stock and all other Persons for all purposes; provided, however, the foregoing shall not preclude judicial review of any such construction or interpretation, any such action taken pursuant thereto, or any such determination made by the Board of Directors in good faith.

Section 4.         Dividends.

(a)         Dividends on each Outstanding share of Series A Preferred Stock shall be cumulative and compounding, and shall accumulate at the applicable Series A Dividend Rate from and including the Series A Original Issue Date (or, for any subsequently issued and newly Outstanding shares of Series A Preferred Stock, from and including the Series A Dividend Payment Date immediately preceding the issue date of such shares of Series A Preferred Stock) until such time as the Company pays the Series A Dividend or redeems such shares of Series A Preferred Stock in accordance with Section 6 or Section 7, whether or not such Series A Dividends shall have been declared. Series A Preferred Stockholders shall be entitled to receive Series A Dividends from time to time out of any assets of the Company legally available for the payment of dividends at the Series A Dividend Rate per share of Series A Preferred Stock when, as, and, if declared by the Board of Directors, prior to any other dividends made in respect of any other Capital Stock. Series A Dividends shall be paid on a quarterly basis on March 15, June 15, September 15 and December 15 of each year (each date, a “Series A Dividend Payment Date”). If any Series A Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Series A Dividend Payment Date shall instead be on the immediately succeeding Business Day without the accumulation of additional dividends. Series A Dividends shall be computed by multiplying the Series A Dividend Rate by a fraction, the numerator of which will be the actual number of days elapsed during that Series A Dividend Period (determined by including the first day of such Series A Dividend Period and excluding the last day, which is the Series A Dividend Payment Date), and the denominator of which will be 360, and by multiplying the result by the aggregate Series A Liquidation Preference of all Outstanding shares of Series A Preferred Stock.

(b)          Not later than 5:00 p.m., New York City time, on each Series A Dividend Payment Date, the Company shall pay those Series A Dividends, if any, that shall have been declared by the Board of Directors to Series A Preferred Stockholders on the Record Date for the applicable Series A Dividend. The Record Date for the payment of any Series A Dividend shall be as of the close of business on the first Business Day of the month of the applicable Series A Dividend Payment Date. So long as the shares of Series A Preferred Stock are held of record by the Depositary or its nominee, declared Series A Dividends shall be paid to the Depositary in same-day funds on each Series A Dividend Payment Date or other dividend payment date in the case of payments for Series A Unpaid Cash Dividends.

(c)          If the Company fails to pay in full a Series A Dividend on any Series A Dividend Payment Date, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages, (i) the amount of such unpaid cash dividends unless and until paid will accumulate and accrue at the Series A Dividend Rate from and including the first day of the Series A Dividend Period immediately following the Series A Dividend Period in respect of which such payment is due until paid in full (such unpaid and accrued dividends, the “Series A Unpaid Cash Dividends”) and (ii) the Company shall not be permitted to, and shall not, declare or make or set aside for payment any dividends in respect of any Series A Junior Securities (including, for the avoidance of doubt, with respect to any dividends to Series A Junior Securities during the Series A Dividend Period for which the Company first failed to pay in full the Series A Dividend in cash when due), other than a dividend payable in kind solely in Series A Junior Securities. Payments in respect of Series A Unpaid Cash Dividends may be declared by the Board of Directors and paid on any date selected by the Board of Directors, whether or not a Series A Dividend Payment Date, to Series A Preferred Stockholders on the Record Date fixed for such payment, which may not be less than ten (10) days before such payment date. As of the Series A Original Issue Date, the Series A Unpaid Cash Dividends outstanding shall be deemed to be $[●] per share of Series A Preferred Stock.

(d)          The Board of Directors may not declare, make or set aside for payment (i) full Series A Dividends or full dividends with respect to any Series A Parity Securities or (ii) any dividends with respect to Series A Junior Securities, in each case, in respect of any dividend period unless, at the time of the declaration of such dividend, (x) all Series A Unpaid Cash Dividends and any accumulated and unpaid dividends on any Series A Parity Securities have been paid or funds have been set aside for payment thereof, and (y) at the time of declaration of the applicable dividend, the Board of Directors expects to have sufficient Available Cash to pay the next Series A Dividend and the next dividend in respect of any Series A Parity Securities in full, regardless of the relative timing of such dividend; provided, however, that to the extent a dividend period applicable to a class of Series A Junior Securities or Series A Parity Securities is shorter than the dividend period applicable to the Series A Preferred Stock, the Board of Directors may declare and pay regular dividends with respect to such Series A Junior Securities or Series A Parity Securities so long as, at the time of declaration of such dividend, the Board of Directors expects to have sufficient funds to pay the full Series A Dividend on the next successive Series A Dividend Payment Date. If the Board of Directors expects to have insufficient Available Cash to pay the next Series A Dividend in full at the time of declaration of a Series A Dividend or Series A Parity Security dividend, it will adjust the amount of such dividends so that the Series A Preferred Stock and Series A Parity Securities are paid on a pari passu basis on their respective payment dates.

(e)          Each Series A Dividend shall, to the fullest extent permitted by applicable law, be paid out of Available Cash with respect to the Quarter immediately preceding the applicable Series A Dividend Payment Date that is deemed to be Operating Surplus prior to making any other dividend on Capital Stock. To the extent that any portion of the aggregate of a Series A Dividend and dividends to any Series A Parity Securities to be paid in cash with respect to any Series A Dividend Period exceeds the amount of Available Cash from Operating Surplus for such Quarter, an amount of cash equal to the Available Cash from Operating Surplus for such Quarter will be paid to the Series A Preferred Stockholders and Series A Parity Securities in proportion to the dividend amounts payable in respect of the Series A Preferred Stock and Series A Parity Securities, and the balance of the Series A Dividend shall be unpaid and shall constitute a Series A Unpaid Cash Dividend and shall accrue and accumulate as set forth in Section 4(c).

(f)           Series A Dividend Rate

(i)           The “Series A Three-Month SOFR” component of the Series A Dividend Rate for each Series A Dividend Period shall be determined by the Series A Calculation Agent, as of the applicable Periodic Term SOFR Determination Day, by reference to the Term SOFR in effect on such Periodic Term SOFR Determination Day commencing on the first day of such Series A Dividend Period.

(ii)          If the Company determines that no such rate is so published or otherwise available, the Company will determine whether to use a substitute or successor rate to the rate that it has determined, in accordance with the Calculation Agent Agreement, is most comparable to the rate described in Section 4(f)(i); provided, that if the Company determines there is a base rate that is commonly used by banking institutions and other financial services industry participants as a successor rate to the rate set forth in Section 4(f)(i), the Company shall use such successor base rate. If the Company has identified a successor or substitute rate in accordance with the preceding sentence, it may, in its sole discretion, modify the Periodic Term SOFR Determination Day and other terms contained in Section 4(f)(i) or any similar or analogous definitions, the timing and frequency of determining rates, timing of notices, the applicability and length of lookback periods and other technical, administrative or operational matters that the Company decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Company or the Series A Calculation Agent, as applicable, in a manner substantially consistent with market practice.

(iii)         The Series A Calculation Agent’s determination of the Series A Three-Month SOFR, the Series A Dividend Rate and its calculation of the amount of interest for any interest period will be on file at the Company’s principal offices, will be made available to any Series A Preferred Stockholder upon request and will each be final and binding in the absence of manifest error.

(iv)         All percentages resulting from any of the calculations described in this Section 4(f) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.9876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Section 5.         Voting Rights.

(a)         The Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 5 or as otherwise required by the General Corporation Law of the State of Delaware.

(b)        Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding shares of Series A Preferred Stock, voting as a separate class, the Company shall not adopt any amendment to the Certificate of Incorporation, the Bylaws or this Certificate of Designation that would have a material adverse effect on the powers, preferences, relative, participating, optional or other special rights of the Series A Preferred Stock, or the qualifications, limitations and restrictions thereof; provided, however, that (i) subject to Section 5(c), the authorization or issuance of additional Capital Stock shall not be deemed to constitute such a material adverse effect for purposes of this Section 5(b) and (ii) for purposes of this Section 5(b), no amendment of the Certificate of Incorporation, the Bylaws or this Certificate of Designation in connection with a merger or other transaction in which the Company is the surviving entity and the Series A Preferred Stock remains Outstanding with the terms thereof materially unchanged in any respect adverse to the Series A Preferred Stockholders shall be deemed to materially and adversely affect the powers, preferences, relative, participating, optional or other special rights of the Series A Preferred Stock, or the qualifications, limitations and restrictions thereof.

(c)         Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding shares of Series A Preferred Stock, voting as a class together with holders of any other Series A Parity Securities issued after the Series A Original Issue Date upon which like voting rights have been conferred and are exercisable, the Company shall not: (i) create or issue any Series A Parity Securities (including any additional Series A Preferred Stock) if there are any Series A Unpaid Cash Dividends outstanding, (ii) so long as there are no Series A Unpaid Cash Dividends outstanding, create or issue any additional Series A Preferred Stock or other Series A Parity Securities in excess of the Series A Parity Basket, (iii) create or issue any Series A Senior Securities, (iv) declare or pay any dividends to holders of Common Stock from Available Cash that is deemed to be Capital Surplus or (v) take any action that would result, without regard to any notice requirement or applicable cure period, in an “Event of Default” (as such term is defined in the Material Senior Indebtedness) for failure to comply with any covenant in the Material Senior Indebtedness related to:

(1)              restricted payments;

(2)              incurrence of indebtedness and issuance of preferred stock;

(3)              incurrence of liens;

(4)              dividends and other payments affecting Subsidiaries;

(5)              merger, consolidation or sale of assets;

(6)              transactions with affiliates;

(7)              designation of restricted and unrestricted subsidiaries;

(8)              additional subsidiary guarantors; or

(9)              sale and leaseback transactions, provided, however, the Company shall have no obligation to obtain such consent or waiver with respect to the events described under Section 5(c)(v), and shall not be deemed to be in violation of this Certificate of Designation, where such an Event of Default with respect to a given action is cured in accordance with the terms of such Material Senior Indebtedness or waived by holders of such Material Senior Indebtedness.

(d)        For any matter described in this Section 5 in which the Series A Preferred Stockholders are entitled to vote as a class (whether separately or together with the holders of any Series A Parity Securities), such Series A Preferred Stockholders shall be entitled to one vote per share of Series A Preferred Stock. Notwithstanding the foregoing, any shares of Series A Preferred Stock held by the Company or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote on any matter.

(e)         Notwithstanding Section 5(b) and Section 5(c), no vote or consent of the Series A Preferred Stockholders shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all shares of Series A Preferred Stock at the time Outstanding.

Section 6.         Redemption Rights.

(a)           The Company shall have the right (i) at any time, and from time to time or (ii) at any time within one hundred twenty (120) days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Series A Ratings Event, in each case, to redeem the Series A Preferred Stock, which redemption may be in whole or in part (except with respect to a redemption pursuant to clause (ii) of this Section 6(a), which shall be in whole but not in part), using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the Board of Directors (the “Series A Redemption Date”).

(b)           The Company shall effect any redemption pursuant to Section 6(a) by paying cash for each share of Series A Preferred Stock to be redeemed equal to (i) with respect to a redemption pursuant to Section 6(a)(i), the redemption prices set forth in Section 6(c), or (ii) with respect to a redemption pursuant to Section 6(a)(ii), 102% of the Series A Liquidation Preference, in each case, for such Series A Preferred Stock on such Series A Redemption Date, plus any Series A Unpaid Cash Dividends from the Series A Original Issue Date to, but not including, the Series A Redemption Date, whether or not such dividends shall have been declared (as applicable, the “Series A Redemption Price”).

(c)           The price to be paid in the case of a redemption described in Section 6(a)(i) shall be as follows (assuming such Series A Preferred Stock is redeemed during the twelve (12) month period beginning on December 15 of the years indicated below):

Year	Series A Redemption Price
2023	102% of Series A Liquidation Preference
2024 and thereafter	100% of Series A Liquidation Preference

(d)           The Company shall give notice of any redemption by mail, postage prepaid, not less than thirty (30) days and not more than sixty (60) days before the scheduled Series A Redemption Date to the Series A Preferred Stockholders (as of 5:00 p.m., New York City time, on the Business Day next preceding the day on which notice is given) of any Series A Preferred Stock to be redeemed as such Series A Preferred Stockholders’ names appear on the books of the Transfer Agent and at the address of such Series A Preferred Stockholders shown therein. Such notice (the “Series A Redemption Notice”) shall state, as applicable: (1) the Series A Redemption Date, (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all Outstanding shares of Series A Preferred Stock are to be redeemed, the number (and the identification) of shares of Series A Preferred Stock to be redeemed from such Series A Preferred Stockholder, (3) the Series A Redemption Price, (4) the place where any shares of Series A Preferred Stock in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price therefor and (5) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accumulate from and after such Series A Redemption Date.

(e)           If the Company elects to redeem less than all of the Outstanding shares of Series A Preferred Stock, the number of shares of Series A Preferred Stock to be redeemed shall be determined by the Board of Directors, and such shares of Series A Preferred Stock shall be redeemed by such method of selection as the Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional shares of Series A Preferred Stock. The aggregate Series A Redemption Price for any such partial redemption of the Outstanding shares of Series A Preferred Stock shall be allocated correspondingly among the redeemed shares of Series A Preferred Stock.

(f)           If the Company gives or causes to be given a Series A Redemption Notice, the Company shall deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Stock as to which such Series A Redemption Notice shall have been given, no later than 10:00 a.m., New York City time, on the Series A Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Preferred Stockholders whose Series A Preferred Stock is to be redeemed upon surrender or deemed surrender (which shall occur automatically if the certificate representing such Series A Preferred Stock is issued in the name of the Depositary or its nominee) of the certificates therefor as set forth in the Series A Redemption Notice. If the Series A Redemption Notice shall have been given, from and after the Series A Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, all Series A Dividends on such shares of Series A Preferred Stock to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Stock as holders with respect to such shares of Series A Preferred Stock to be redeemed shall cease, except the right to receive the Series A Redemption Price, and such shares of Series A Preferred Stock shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Series A Preferred Stockholders shall have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Series A Preferred Stock, that remain unclaimed or unpaid after one year after the applicable Series A Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Company upon its written request, after which repayment the Series A Preferred Stockholders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Series A Redemption Notice, there shall be no redemption of any shares of Series A Preferred Stock called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Stock shall have been deposited by the Company with the Paying Agent.

(g)              Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Company shall be retired. If only a portion of the shares of Series A Preferred Stock represented by a certificate shall have been called for redemption, upon surrender of the certificate to the Paying Agent (which shall occur automatically if the certificate representing such shares of Series A Preferred Stock is registered in the name of the Depositary or its nominee), the Company shall issue and the Paying Agent shall deliver to the Series A Preferred Stockholders a new certificate (or adjust the applicable book-entry account) representing the number of shares of Series A Preferred Stock represented by the surrendered certificate that have not been called for redemption.

(h)              Notwithstanding anything to the contrary in this Certificate of Designation, in the event that (i) full cumulative dividends on the Series A Preferred Stock and any Series A Parity Securities shall not have been paid or declared and set aside for payment or (ii) the Board of Directors does not expect to have sufficient Available Cash to pay the next Series A Dividend or dividend on any Series A Parity Securities in full, the Company shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any shares of Series A Preferred Stock or Series A Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series A Preferred Stockholders and holders of any Series A Parity Securities. So long as any shares of Series A Preferred Stock are Outstanding, the Company shall not be permitted to redeem, repurchase or otherwise acquire any Common Stock or any other Series A Junior Securities unless full cumulative dividends on the Series A Preferred Stock and any Series A Parity Securities for all prior and the then ending Series A Dividend Periods shall have been paid or declared and set aside for payment.

(i)               The Company shall not be required to make any sinking fund payments with respect to the Series A Preferred Stock.

Section 7.         Series A Change of Control Triggering Event.

(a)           If a Series A Change of Control Triggering Event occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Series A Preferred Stock pursuant to Section 6, the Company shall, within thirty (30) calendar days following the Series A Change of Control Triggering Event, offer a cash payment (a “Series A Change of Control Offer”) to repurchase all or a portion of each Series A Preferred Stockholder’s Series A Preferred Stock at a purchase price (the “Series A Change of Control Payment”) equal to 101% of the Series A Liquidation Preference, plus any Series A Unpaid Cash Dividends from the Series A Original Issue Date to, but not including, the date of settlement (the “Series A Change of Control Settlement Date”), whether or not such dividends shall have been declared. Within thirty (30) days following any Series A Change of Control Triggering Event, unless the Company has previously or concurrently exercised its right to redeem all of the Series A Preferred Stock pursuant to Section 6, the Company shall mail a notice of the Series A Change of Control Offer to each Series A Preferred Stockholder describing the transaction or transactions and identification of the ratings decline that together constitute the Series A Change of Control Triggering Event and stating:

(1)         that the Series A Change of Control Offer is being made pursuant to this Section 7 and that all Series A Preferred Stock validly tendered and not validly withdrawn will be accepted for payment;

(2)         the purchase price and the purchase date, which shall be no earlier than thirty (30) days but no later than sixty (60) days from the date such notice is mailed (the “Series A Change of Control Purchase Date”);

(3)         that the Series A Change of Control Offer will expire as of the time specified in such notice on the Series A Change of Control Purchase Date and that the Company shall pay the Series A Change of Control Payment for all Series A Preferred Stock accepted for purchase as of the Series A Change of Control Purchase Date promptly thereafter on the Series A Change of Control Settlement Date;

(4)         that any Series A Preferred Stock not tendered will continue to accrue dividends as provided herein and remain subject to all terms and conditions of the Certificate of Incorporation, the Bylaws and this Certificate of Designation;

(5)         that, unless the Company fails to make the Series A Change of Control Payment, all Series A Preferred Stock accepted for payment pursuant to the Series A Change of Control Offer shall cease to accrue dividends after the Series A Change of Control Settlement Date;

(6)         that Series A Preferred Stockholders electing to have any Series A Preferred Stock purchased pursuant to a Series A Change of Control Offer will be required to surrender any certificate(s) representing the Series A Preferred Stock, properly endorsed for transfer, together with such documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the termination of the Series A Change of Control Offer on the Series A Change of Control Purchase Date;

(7)         that Series A Preferred Stockholders will be entitled to withdraw their election if the Paying Agent receives, prior to the termination of the Series A Change of Control Offer, an electronic image scan, facsimile transmission or letter setting forth the name of the Series A Preferred Stockholders, the number of shares of Series A Preferred Stock delivered for purchase, and a statement that such Series A Preferred Stockholder is withdrawing its election to have the Series A Preferred Stock purchased; and

(8)         that Series A Preferred Stockholders whose Series A Preferred Stock is being purchased only in part will be issued a new certificate representing shares of Series A Preferred Stock equal to the unpurchased portion of the Series A Preferred Stock surrendered (or transferred by book entry transfer) if such shares are to be certificated.

If any of the Series A Preferred Stock subject to a Series A Change of Control Offer is in the form of a global certificate, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Series A Preferred Stock as a result of a Series A Change of Control Triggering Event. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 7, the Company will comply with such securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.

(b)         Promptly following the expiration of the Series A Change of Control Offer, the Company shall, to the extent lawful, accept for payment all Series A Preferred Stock or portions thereof properly tendered (and not validly withdrawn) pursuant to the Series A Change of Control Offer. Promptly thereafter on the Series A Change of Control Settlement Date the Company shall deposit with the Paying Agent by 11:00 a.m., New York City time, an amount equal to the Series A Change of Control Payment in respect of all Series A Preferred Stock or portions thereof so tendered (and not validly withdrawn). On the Series A Change of Control Settlement Date, the Paying Agent shall mail to each Series A Preferred Stockholder that properly tendered the Series A Change of Control Payment for such Series A Preferred Stock (or, if all the shares of Series A Preferred Stock are then in global form, make such payment through the facilities of the Depositary) and the Paying Agent shall authenticate and mail (or cause to be transferred by book entry) to each Series A Preferred Stockholder new shares of Series A Preferred Stock equal to any unpurchased portion of the Series A Preferred Stock surrendered, if any. The Company will publicly announce the results of any Series A Change of Control Offer on or as soon as practicable after the Series A Change of Control Settlement Date.

(c)         The Company shall not be required to make a Series A Change of Control Offer following a Series A Change of Control Triggering Event if (a) a third party makes the Series A Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 7 applicable to a Series A Change of Control Offer made by the Company and purchases all Series A Preferred Stock properly tendered and not withdrawn under such Series A Change of Control Offer or (b) in connection with, or in contemplation of, any publicly announced Series A Change of Control, the Company has made an offer to purchase (a “Series A Alternate Offer”) any and all Series A Preferred Stock validly tendered at a cash price equal to or higher than the Series A Change of Control Payment and has purchased all Series A Preferred Stock properly tendered in accordance with the terms of such Series A Alternate Offer. Notwithstanding anything to the contrary contained in this Section 7, a Series A Change of Control Offer may be made in advance of a Series A Change of Control Triggering Event, and conditioned upon the consummation of such Series A Change of Control Triggering Event, if a definitive agreement is in place for the Series A Change of Control at the time the Series A Change of Control Offer is made.

(d) In the event that, upon consummation of a Series A Change of Control Offer or Series A Alternate Offer, less than 10% of the shares of Outstanding Series A Preferred Stock are held by Series A Preferred Stockholders other than the Company or its Affiliates, the Company will have the right, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Series A Change of Control Offer or Series A Alternate Offer described above, to redeem all Series A Preferred Stock that remains outstanding following such purchase at a redemption price in cash equal to the Series A Change of Control Payment or Series A Alternate Offer price, as applicable.

(e)         If the Company fails to make a Series A Change of Control Offer, to the extent required hereunder, or to repurchase any Series A Preferred Stock tendered by holders for repurchase as required in connection with a Series A Change of Control Triggering Event, then, from and after the first date of such failure and until such repurchase is made, the then-applicable Series A Dividend Rate will be an annual rate equal to a percentage of the Series A Liquidation Preference equal to the sum of (i) the Series A Three-Month SOFR, as calculated on each applicable Periodic Term SOFR Determination Day, and (ii) 9.43%.

Section 8.         Company Restructuring Event. If (a) the Company engages in any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Series A Change of Control) and (b) (i) the Company will not be the surviving entity of such event or (ii) the Company will be the surviving entity but its Common Stock will cease to be listed or admitted to trading on a National Securities Exchange, the Company shall deliver or cause to be delivered to the Series A Preferred Stockholders, in exchange for their shares of Series A Preferred Stock upon consummation of such event, a security in the surviving entity that has substantially similar rights, preferences and privileges as the shares of Series A Preferred Stock, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in Section 4.

Section 9.         Liquidation Rights. In the event of any liquidation, dissolution and winding up of the Company or a sale, exchange or other disposition of all or substantially all of the assets of the Company, either voluntary or involuntary, the Record Holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution on Capital Stock, prior and in preference to any distribution of any assets of the Company to the Record Holders of any other class or series of Capital Stock (other than Series A Parity Securities (the Record Holders of which shall have a pari passu entitlement) or Series A Senior Securities), the aggregate amount of the Series A Liquidation Preference for all Outstanding shares of Series A Preferred Stock.

Section 10.       Tax Treatment. It is the intention of the Company that for U.S. federal income tax purposes: (a) the Series A Preferred Stock is intended to be treated as equity (and not debt) for U.S. federal income tax purposes and (b) each holder of shares of Series A Preferred Stock shall not be required to include in income as a dividend any dividends in respect of the Series A Preferred Stock under Section 305(c) of the Code (except to the extent attributable to the difference, with respect to each share of Series A Preferred Stock, between the Series A Liquidation Preference of such share and the fair market value of property exchanged with the Company for such share) unless and until such dividends are declared and paid in cash thereon in accordance with the terms of Section 4.

Section 11.       Record Holders. To the fullest extent permitted by applicable law, the Company, the Transfer Agent and the Paying Agent may deem and treat any Series A Preferred Stockholder as the true, lawful, and absolute owner of the applicable Series A Preferred Stock for all purposes, and neither the Company nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series A Preferred Stock may be listed or admitted to trading, if any.

Section 12.       Notices. All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law or regulation. Notwithstanding the foregoing, if the Series A Preferred Stock is issued in book-entry form through the Depositary or any similar facility, such notices may be given to the holders of the Series A Preferred Stock in any manner permitted by such facility.

Section 13.       Other Rights; Fiduciary Duties. The Series A Preferred Stock and the Series A Preferred Stockholders, in their capacity as such, shall not have any designations, preferences, rights, powers, duties or obligations, other than as set forth in the Certificate of Incorporation (including this Certificate of Designation) or as provided by applicable law.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by J. Heath Deneke, its President and Chief Executive Officer, this [●] day of [●], 202[4].

SUMMIT MIDSTREAM CORPORATION

By:
Name:	J. Heath Deneke
Title:	President and Chief Executive Officer

[Exhibit C to the Agreement and Plan of Merger]

EXHIBIT D

POST-CLOSING BOARD OF DIRECTORS OF THE COMPANY

Class I Directors:

●	Lee Jacobe

●	Jerry Peters

Class II Directors:

●	J. Heath Deneke, Chairman

●	Robert McNally

●	Marguerite Woung-Chapman

Class III Directors:

●	James Cleary

●	Rommel M. Oates

[Exhibit D to the Agreement and Plan of Merger]

EXHIBIT E

POST-CLOSING OFFICERS OF THE COMPANY

●	J. Heath Deneke — President and Chief Executive Officer

●	Matt Sicinski — Senior Vice President and Chief Accounting Officer

●	James Johnston — Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

●	Bill Mault — Executive Vice President and Chief Financial Officer

[Exhibit E to the Agreement and Plan of Merger]